EXHIBIT 10.16

                              PURCHASE AGREEMENT
                                 BY AND AMONG
                           PEGASUS SOLUTIONS, INC.
                 GLOBAL ENTERPRISE TECHNOLOGY SOLUTIONS, LLC
                    ENTERPRISE HOSPITALITY SOLUTIONS, INC.
                          THE RIVADALLA FAMILY TRUST
                           AND CHRISTIAN RIVADALLA

                         Dated as of October 31, 2000

                              TABLE OF CONTENTS

 ARTICLE 1   Transaction Terms                                      1
       1.1   Purchase and Sale of Interest in GETS                  1
       1.2   Future Options to Purchase Interests in GETS           1
       1.3   Initial Closing                                        3
       1.4   Deliveries at the Initial Closing                      3
       1.5   Deliveries at Any Subsequent Closings                  3
       1.6   Member Representative for the Members                  4
 ARTICLE 2   Representations and Warranties of GETS,
             the Members and Rivadalla                              4
       2.1   Organization in Good Standing                          5
       2.2   Affiliates                                             5
       2.3   Power, Authorization and Execution                     5
       2.4   No Conflict                                            6
       2.5   Membership Interest Restrictions                       6
       2.6   Litigation                                             6
       2.7   Financial Statements; Undisclosed Liabilities          6
       2.8   Tax Matters                                            7
       2.9   Title to Assets                                        8
       2.10  Absence of Changes                                     9
       2.11  Contracts and Commitments                             10
       2.12  Compliance with Laws; Permits                         12
       2.13  Accounts Receivable; Evidence of Indebtedness         13
       2.14  Certain Transactions and Agreements                   13
       2.15  Employees                                             13
       2.16  Insurance                                             14
       2.17  Customers and Suppliers                               15
       2.18  Bank Accounts and Powers of Attorney                  15
       2.19  Invention Assignment and Confidentiality Agreement    15
       2.20  Intellectual Property                                 15
       2.21  Books and Records                                     17
       2.22  Compliance with Law and Charter Documents             17
       2.23  Environmental Matters                                 17
       2.24  Investment Banking and Finder Fees                    18
       2.25  Disclosure                                            18
       2.26  Members' Representations Regarding Pegasus Stock      18
       2.27  Further Limitations on Disposition of Pegasus
             Common Stock                                          19
 ARTICLE 3   Representations and Warranties of Pegasus             20
       3.1   Incorporation and Good Standing                       20
       3.2   Authority                                             21
       3.3   Enforceability of Obligations                         21
       3.4   No Conflict                                           21
       3.5   Investment Banking and Finder Fees                    21
       3.6   Pegasus Common Stock                                  21
       3.7   Disclosure                                            21
 ARTICLE 4   Conduct of Business                                   22
       4.1   Conduct of Business                                   22
       4.2   Access to Books and Records                           24
 ARTICLE 5   Additional Agreements and Covenants                   24
       5.1   GETS's Manager and Membership Interests               24
       5.2   Software Development Agreement                        24
       5.3   Consents                                              25
       5.4   Intellectual Property Rights of Members               25
       5.5   Restrictions on Negotiations with Third Parties       25
       5.6   Notice of Certain Matters                             25
       5.7   Confidential Information                              26
 ARTICLE 6   Conditions to Initial Closing and Subsequent Closings 27
       6.1   Conditions to Each Party's Obligation to Effect
             the Transaction                                       27
       6.2   Conditions to Pegasus' Obligation                     28
       6.3   Conditions to GETS's and the Members' Obligations     29
 ARTICLE 7   Post Closing Covenants                                30
       7.1   General                                               30
       7.2   Litigation Support                                    30
       7.3   Covenant Not to Compete                               30
       7.4   Assignment of Membership Interests Acquired
             by Pegasus                                            31
       7.5   Consents                                              32
 ARTICLE 8   Indemnification                                       32
       8.1   Indemnification Provisions for Benefit of Pegasus     32
       8.2   Indemnification Provisions for Benefit of GETS
             and the Members                                       32
       8.3   Procedure for Matters Involving Third Parties         32
       8.4   Notice of Claim                                       33
       8.5   Exclusive Remedy                                      33
 ARTICLE 9   Termination                                           33
       9.1   Termination                                           33
       9.2   Effect of Termination                                 33
       9.3   Fees and Expenses                                     34
       9.4   Prompt Notice                                         34
 ARTICLE 10  General Provisions                                    34
      10.1   Survival of Representations, Warranties and Covenants 34
      10.2   Press Releases and Announcements                      35
      10.3   Notices                                               35
      10.4   Arbitration                                           36
      10.5   Waiver; Amendment                                     36
      10.6   Assignment                                            36
      10.7   Severability                                          36
      10.8   Time of Essence                                       37
      10.9   Entire Agreement                                      37
      10.10  Interpretation                                        37
      10.11  Counterparts                                          37
      10.12  Governing Law                                         37

                                DEFINED TERMS

 AAA                            36     Party                             1
 Acquisition Proposal           25     Pegasus                           1
 Agreement                       1     Pegasus Ancillary Agreements     21
 Assets                          9     Pegasus Consideration            20
 Authorized Persons             26     Pegasus Representatives          24
 Balance Sheet Date              6     Permits                          12
 CERCLA                         17     Permitted Transferee             20
 Claim Notice                   33     Person                            6
 Closing Price                   1     Plans                            14
 Code                            7     Predecessor                       5
 Confidential Information       26     Proprietary Assets               16
 Conflict                        6     Receivables                      13
 Consent                         6     Receiving Party                  26
 Disclosing Party               26     release                          17
 disposal                       17     Rivadalla Trust                   1
 EHS                             1     Second Option                     2
 Employment Agreements          29     the Second Option Closing Price   2
 Financial Statements            7     Securities Act                   25
 First Option                    1     Software                         16
 First Option Closing Price      2     Subsequent Closing                2
 GAAP                            7     Tax Affiliate(s)                  7
 GETS                            1     Tax                               8
 GETS Affiliates                 5     Taxes                             7
 GETS Ancillary Agreements       5     Third Party Claim                 33
 GETS Member Affiliates         13     threatened release                17
 Governmental Entity             6     WARN Act                          13
 Group                          25
 Hazardous Materials            17
 Hearing                        36
 HRS Act                        27
 Indemnified Party              33
 Indemnifying Party             33
 Initial Closing                 3
 Initial Closing Date            3
 Initial Membership Interest     1
 Injunction                     28
 IRS                            14
 Laws                           12
 Liens                           5
 Lodging Touch                  10
 Member Representative           4
 Members                         1
 Options                         2
 Parties                         1

                              LIST OF SCHEDULES

 2.1 List of all names used by GETS or any Predecessor of GETS or GETS Affiliates during the past 5 years
 2.2     List of all GETS Affiliates
 2.4 Conflicts of GETS to the execution and delivery of the Agreement or GETS Ancillary Agreements
 2.6     GETS Litigation
 2.8     Tax Matter exceptions of GETS
 2.9(d) Tangible Assets of GETS and GETS Affiliates not in good condition and repair
 2.10    Absence of Changes
 2.11(a) List of contracts and commitments of GETS and GETS Affiliates
 2.11(b) Obligations  in   connection  with  contracts   or  commitments  not
         performed by GETS, GETS Affiliates and their respective Predecessors 2.11(c) Notices required to be delivered to any Person under any contract or commitment
 2.11(d) Contracts or commitments containing provisions requiring termination in the event of a change of control or change in ownership of GETS or GETS Affiliates
 2.11(e) Contracts or commitments of GETS and GETS Affiliates
 2.11(f) Business  contracts with  any Governmental  Entity of GETS and  GETS
         Affiliates
 2.12    Laws not complied with by GETS or GETS Affiliates
 2.13    List of Receivables of GETS and GETS Affiliates
 2.14    List of Member Affiliate Transactions
 2.15    Employee Listing
 2.15(a) Complete list of Plans of GETS and GETS Affiliates
 2.15(c) Labor Matters
 2.16    Insurance policies of GETS and GETS Affiliates
 2.17 Twenty largest customers and twenty largest suppliers of GETS and GETS Affiliates
 2.18 List of banks, savings institutions and other financial institutions of GETS and GETS Affiliates and each Person holding power of attorney on behalf of each account
 2.20(a) List of Software and Proprietary Assets of GETS
 2.20(e) Transactions contemplated by this Agreement that have a material adverse effect on GETS's right, title and interest in and to the Proprietary Assets
 4.1(e) List of key management and personnel of GETS to be considered for employee incentive plans

                               LIST OF EXHIBITS

 1.4.1 Certificate of Ownership representing the Initial Membership Interest purchased by Pegasus
 1.4.2   Software Development and License Agreement
 1.4.3   Resolution and Agreement of the Members approving the transaction
 1.4.4   Investment Representation Letter
 1.5 Certificate by the Members, Rivadalla and GETS reconfirming the representations, warranties and covenants upon the closing of the Second Option
 2.7 Financial Statements of EHS and Unaudited balance sheet of GETS 2.9(a) Office Lease
 2.9(b) Exceptions to good and valuable title of tangible properties and assets of GETS and GETS Affiliates
 2.19    Invention Assignment and Confidentiality Agreement
 5.4 Assignment of GETS Affiliates, the Members and Rivadalla of all intellectual property rights in the Software or Proprietary Assets of GETS to GETS
 6.2(d)  GETS Amendment to Articles  of Organization and Amended  Operating
         Agreement
 6.2(f)  Legal Opinion of Watland, Allen & Lasee, PLLC
 6.2(h)  Assignment and Assumption Agreements from EHS to GETS
 6.2(j)  Employment Agreements
 7.5     Consents

                              PURCHASE AGREEMENT

      This Purchase Agreement ("Agreement") is entered into as of October 31, 2000 by and between Pegasus Solutions, Inc., a Delaware corporation ("Pegasus") and Global Enterprise Technology Solutions, LLC, an Arizona limited liability company ("GETS"), and Enterprise Hospitality Solutions, Inc., an Arizona corporation, ("EHS") and Rivadalla Family Trust, ("Rivadalla Trust") (EHS and Rivadalla Trust are collectively referred to as the "Members"), and Christian Rivadalla ("Rivadalla"). Pegasus, GETS, Rivadalla and the Members are sometimes referred to herein collectively as the "Parties" or individually as a "Party".

                                  RECITALS

      A. Whereas, the Members own 100% of GETS;

      B. Whereas, Pegasus wishes and intends to purchase from the Members, and the Members wish to sell to Pegasus, all right, title and interest in GETS pursuant to the terms and conditions set forth in this Agreement.

                                  AGREEMENT

      Now, therefore, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants, agreements and understandings herein contained, the Parties agree as follows:

                                  ARTICLE 1

                              Transaction Terms

      1.1 Purchase and Sale of Interest in GETS. Pegasus agrees to purchase and acquire from the Members and the Members agree to sell, transfer, assign, convey and deliver to Pegasus at the Initial Closing, all right, title and interest in and to twenty percent (20%) ownership interest in GETS, ("Initial Membership Interest"). For the Initial Membership Interest, Pegasus agrees to pay the Members $2 Million in cash and to deliver to the Members the number of shares of Pegasus common stock that equal $3 Million based on the average per share closing sale price of the Pegasus common stock for the five (5) market trading days preceding the date that is three
 (3) days before the date of the Initial Closing (the "Closing Price"). The Pegasus common stock issued to the Members at the Initial Closing will be unregistered and no ownership, interest or rights in the stock may be sold, transferred or conveyed by the Members for a period of one year from the date of issuance.

      1.2  Future Options to Purchase Interests in GETS.

           (a) In addition to the Initial Membership Interest, the Members hereby grant to Pegasus the right exercisable at any time before the first anniversary date of the Initial Closing to purchase an additional twenty percent (20%) interest in GETS (referred to as the "First Option") at the First Option Closing, resulting in an aggregate ownership of GETS by Pegasus totaling forty percent (40%). Upon the exercise of the First Option, Pegasus will deliver to the Members, within 30 days after notice of the exercise of the First Option, $2 Million cash and shares of Pegasus common stock that equal $3 Million based on the Closing Price, provided that the value of the Pegasus common stock paid at the date of the closing of the First Option shall not be less than $3 Million and shall not exceed $5,250,000, determined by the following formula: (a) the number of shares issued at the Initial Closing, increased as follows: (b) if the average per share closing sales price of the Pegasus common stock for the five (5) market trading days preceding the date that is three (3) days before the date of the First Option Closing (the "First Option Closing Price") is less than the Closing Price, the number of shares issued at the First Option
 Closing shall be increased so that the product of the number of shares issued at the First Option Closing multiplied by the First Option Closing Price equals $3 Million; and decreased as follows: (c) if the First Option Closing Price is greater than the Closing Price, and the product of the number of shares issued at the Initial Closing multiplied by the First Option Closing Price equals more than $5,250,000, the number of shares issued at the First Option Closing shall be decreased so that the product of the number of shares issued at the First Option Closing multiplied by the First Option Closing Price equals $5,250,000.

           (b) In addition to the Initial Membership Interest and the interest purchased at the First Option Closing, the Members hereby grant to Pegasus the right, exercisable at any time after (or simultaneously with) the First Option and before the second anniversary date of the Initial Closing to purchase the final sixty percent (60%) interest in GETS (referred to as the "Second Option") at the Second Option Closing, resulting in Pegasus owning a one hundred percent (100%) interest in GETS. Upon the exercise of the Second Option, Pegasus will deliver to the Members, within 30 days after notice of the exercise of the Second Option, $4 Million cash and shares of the Pegasus common stock that equal $6 Million based on the Closing Price, provided that the value of the Pegasus common stock paid at the date of the closing of the Second Option shall not be less than $6 Million and shall not exceed $10,500,000, determined by the following formula: (a) the number of shares issued at the Closing, increased as follows: (b) if the average per share closing price of the Pegasus common stock for the five (5) market trading days preceding the date that is thee
 (3) days before the date of the Second Option Closing (the "Second Option Closing Price") is less than the Closing Price, the number of shares issued at the Second Option Closing shall be increased so that the product of the number of shares issued at the Second Option Closing multiplied by the Second Option Closing Price equals $6,000,000; and decreased as follows: (c) if the Second Option Closing Price is greater than the Closing Price, and the product of the number of shares issued at the Initial Closing multiplied by the Second Option Closing Price equals more than $10,500,000, the number of shares issued at the Second Option Closing multiplied by the Second Option Closing Price equals $10,500,000.

           (c) The First Option and Second Option are collectively referred to as the "Options". Each Option is exercisable at any time before the expiration of such Option, provided however that the Second Option must be exercised after, or simultaneously with, the First Option. The closing of any of the Options are each individually referred to as a "Subsequent Closing". Pegasus will have the right upon the exercise of any Option to deliver cash equal to all or a portion of the value of Pegasus common stock in lieu of Pegasus common stock.

      1.3 Initial Closing. The Initial Closing shall take place on or before October 31, 2000, at 10:00 a.m. Dallas, Texas time ("Initial Closing Date") at the Dallas offices of Pegasus, or at such other time and place as the Parties may mutually agree upon (which time and place are referred to in this Agreement as the "Initial Closing").

      1.4 Deliveries at the Initial Closing. At the Initial Closing, the Members shall deliver to Pegasus: (i) a certificate of ownership in the form attached hereto as Exhibit 1.4.1 representing the Initial Membership Interest purchased by Pegasus; (ii) a fully executed Software Development and License Agreement in the form attached hereto as Exhibit 1.4.2; (iii) a resolution and agreement of the Members approving the transactions contemplated by this Agreement in the form attached hereto as Exhibit 1.4.3;
 (iv) an  investment representation  letter in  the form  attached hereto  as
 Exhibit 1.4.4 executed by each of the Members; and (v) the various certificates, instruments and documents referred to in Articles 2 and 5. At the Initial Closing, Pegasus shall deliver to the Member Representative for the benefit of the Members: (i) a wire transfer or check in the amount of $2 Million payable to the Member Representative; (ii) a certificate in the name of the Member Representative representing the number of Pegasus shares of common stock that equal $3 Million at the Closing Price; (iii) written termination of the bridge loans advanced by Pegasus to GETS and related agreements; and (iv) the various certificates, instruments and documents referred to in Article 3.

      1.5  Deliveries at Any Subsequent Closing.

           (a) In the event Pegasus shall exercise the First Option to purchase an additional twenty percent (20%) interest in GETS, Pegasus will deliver to the Member Representative for the benefit of the Members, within 30 days after notice of the exercise of the First Option, (i) $2 Million cash by check or wire transfer and (ii) a certificate in the name of the Member Representative representing the number of shares of Pegasus common stock required by Section 1.2(a).. Upon the exercise of the First Option, Rivadalla, GETS and the Members shall deliver to Pegasus (i) a certificate in the form attached hereto as Exhibit 1.4.1 in the name of Pegasus representing an additional twenty percent (20%) interest in GETS duly endorsed for transfer and conveyance to Pegasus and (ii) a certificate in the form attached hereto as Exhibit 1.5 signed by the Members, Rivadalla and GETS stating that the representations, warranties, and covenants set forth in this Agreement are reconfirmed upon the closing of the exercise of the First Option.

           (b) In the event Pegasus shall exercise the Second Option to purchase an additional sixty percent (60%) interest in GETS, Pegasus will deliver to the Member Representative for the benefit of the Members, within 30 days after the notice of the exercise of the Second Option, (i) $4 Million cash by check or wire transfer and (ii) a certificate in the name of the Member Representative representing the number of shares of Pegasus common stock required by Section 1.2(b).. Upon the exercise of the Second Option, Rivadalla, GETS and the Members shall deliver to Pegasus (i) a certificate in the form attached hereto as Exhibit 1.4.1 in the name of Pegasus representing an additional sixty percent (60%) interest in GETS duly endorsed for transfer and conveyance to Pegasus and (ii) a certificate in a form attached hereto as Exhibit 1.5 signed by the Members, Rivadalla and GETS stating the representations, warranties, and covenants set forth in this Agreement are reconfirmed upon the closing of the exercise of the Second Option.

           (c) The Pegasus common stock issued to the Members upon the exercise of the First Option and/or the Second Option will be unregistered and no ownership, interest or rights in the stock may be sold, transferred or conveyed by the Members for a period of one year from the date of issuance. The parties agree and acknowledge that $100,000 of the total purchase price shall be allocated as payment for the Covenant Not To Compete, as set forth in Section 7.3 of this Agreement.

      1.6  Member Representative for the Members.

      Christian Rivadalla shall be appointed as agent and attorney-in-fact (the "Member Representative") for each Member, for and on behalf of the Members, to give and receive notices and communications, to receive and deliver amounts of cash and shares of Pegasus common stock to the Members as required at the Initial Closing or any Subsequent Closing, and to take all actions necessary or appropriate in the judgment of Member Representative for the accomplishment of the foregoing.

           (a) The Member Representative shall not be liable for any act done or omitted hereunder as Member Representative while acting in good faith and in the exercise of reasonable judgment. The Members shall jointly and severally indemnify the Member Representative and hold the Member Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Member Representative and arising out of or in connection with the acceptance or administration of the Member Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Member Representative.

           (b) A decision, act, consent or instruction of the Member Representative shall constitute a decision of all the Members for and shall be final, binding and conclusive upon each of the Members, and Pegasus may rely upon any such decision, act, consent or instruction of the Member Representative as being the decision, act, consent or instruction of each of the Members.

           (c) Pegasus shall not be liable to the Member Representative, the Members or any person for any act done or omitted hereunder by the Member Representative and for any acts done by it in accordance with the decision, act, consent or instruction of the Member Representative if given or confirmed in writing signed by the Member Representative. The Member Representative shall jointly and severally indemnify Pegasus and hold Pegasus harmless against any loss, liability or expense arising out of or in connection with the disbursement of cash or shares of Pegasus common stock by the Member Representative, including the reasonable fees and expenses of any legal counsel retained by the Member Representative.

                                  ARTICLE 2

      Representations and Warranties of GETS, the Members and Rivadalla

      GETS, each of the Members and Rivadalla hereby jointly and severally represent and warrant to Pegasus, as of the date hereof and as of the date of the Initial Closing and each Subsequent Closing, as follows:

      2.1 Organization and Good Standing. GETS is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Set forth on Schedule 2.1 is a listing of all names used by GETS or by any affiliated or predecessor companies of GETS or GETS Affiliates (a "Predecessor") during the past five (5) years, including the names of any entities from whom GETS acquired or conveyed material assets during such period, and of all names under which GETS or GETS Affiliates does or has done business during such period.

      2.2 Affiliates. Schedule 2.2 sets forth all corporations, partnerships, joint ventures, associations, limited liabilities companies or any other entities affiliated with or owned in whole or in part or controlled, directly or indirectly, by GETS (collectively, the "GETS Affiliates"). Except as set forth on Schedule 2.2, all ownership interests, outstanding shares of capital stock or other equity securities of each GETS Affiliate are owned and held of record and beneficially owned by GETS or the GETS Affiliate free and clear of all liens, pledges, charges, claims, security interests or other encumbrances ("Liens"). Each GETS Affiliate has the corporate power to own its properties and to carry on its business as now being conducted, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed to do business and in good standing as a foreign corporation in each appropriate jurisdiction. Except as set forth on
 Schedule 2.2 hereof, GETS does not have and has never had any affiliates or subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

      2.3  Power, Authorization and Execution.

           (a) GETS, the Members and Rivadalla have all necessary right, power and authority to enter into this Agreement and to fully perform this Agreement and all other agreements and instruments to be executed by GETS and/or the Members and/or Rivadalla as contemplated by this Agreement (the "GETS Ancillary Agreements") and to carry out its obligations under this Agreement and the GETS Ancillary Agreements. The execution, delivery and performance of this Agreement and the GETS Ancillary Agreements have been duly and validly authorized by all necessary corporate or other actions on the part of GETS, the Members or Rivadalla, and no further action is required on the part of GETS or the Members or Rivadalla to enter into and perform the Agreement and the GETS Ancillary Agreements to which they are a party and the transactions contemplated hereby and thereby.

           (b) This Agreement has been, and at Initial Closing, the GETS Ancillary Agreements to which GETS and/or the Members and/or Rivadalla are a party will have been, duly executed and delivered to the other parties hereto and thereto by GETS and/or the Members and/or Rivadalla and, assuming the due authorization, execution and delivery by Pegasus, constitute (or, as to GETS Ancillary Agreements, at Initial Closing will constitute) the valid and binding obligations of GETS and/or the Members and/or Rivadalla as the case may be, enforceable in accordance with their respective terms.

      2.4 No Conflict. Except as set forth on Schedule 2.4, neither the execution and delivery of this Agreement or GETS Ancillary Agreements nor the consummation of the transactions provided for hereby or thereby will (a) conflict with, result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"), (b) result in any lien, claim, encumbrance or interest upon any assets of GETS or any GETS Affiliate, or
 (c) require any consent, waiver, approval, order of or notice, report, registration, authorization, declaration or filing with (each a "Consent") of any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any other individual, corporation, partnership, limited liability company, trust, unincorporated organization or any other entity, or the executors, administrators or other legal representatives of an individual in such capacity (each, a "Person," which term shall include Governmental Entities).

      2.5 Membership Interest Restrictions. There are no restrictions on the Initial Membership Interest or any other membership interest purchased upon the exercise of any of the Options and such may be transferred, assigned, sold or otherwise conveyed, in whole or in part, by Pegasus at any time.

      2.6 Litigation. Except as set forth on Schedule 2.6, there are no outstanding orders, judgments, injunctions, settlement agreements, awards or decrees of any Person against GETS, GETS Affiliates, any asset of GETS or against Rivadalla or any of the Members related to or regarding GETS or the Intellectual Property. Except as set forth on Schedule 2.6 there is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against GETS, GETS Affiliates or the transactions contemplated by this Agreement there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation under applicable law. Except as set forth on Schedule 2.6, no Person has a claim against GETS or any of its assets or against Rivadalla or GETS Members based upon: (a) ownership or rights to ownership of GETS, (b) any rights as an owner of GETS, including, without limitation, any option or other right to acquire an ownership interest in GETS, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between GETS and any Member or any former holder of an ownership interest in GETS.

      2.7 Financial Statements; Undisclosed Liabilities. GETS or EHS has previously furnished to Pegasus, and Exhibit 2.7 includes, true, correct and complete copies of the audited balance sheets of EHS as of December 31, 1999 and December 31, 1998, and the related statements of operations, Members' equity and cash flows for the two (2) fiscal years ended December 31, 1999 and December 31, 1998 as audited by EHS's certified public accountants, together with GETS's unaudited balance sheet and the related statements of operations, Members' equity and cash flows for the nine-month period ended September 30, 2000 ("Balance Sheet Date"), (collectively, the "Financial Statements"). The Financial Statements (i) are consistent with the books and records and accounting methods of EHS and/or GETS and are complete and accurate in all material respects, (ii) to the best of Rivadalla's knowledge with respect to the EHS financial statements fairly present the financial position and results of operations of GETS as of the dates and for the periods indicated and (iii) to the best of Rivadalla's knowledge with respect to the EHS financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except for the absence of footnotes and year-end adjustments in the case of the unaudited Financial Statements, none of which is expected to be material in amount or significance and information regarding such adjustments is included in Exhibit 2.7. Except as set forth in the Financial Statements or otherwise set forth on Exhibit 2.7, to the best of Rivadalla's knowledge GETS does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) which (i) have not been reflected in or reserved against in the Financial Statements, or (ii) have not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date. GETS and GETS Affiliates do not have any outstanding loans to their respective officers, directors or employees, except for liabilities in respect of reimbursable expenses incurred in the ordinary course of business which do not exceed $5,000.00.

      2.8  Tax Matters.  Except as set forth on Schedule 2.8:

           (a) Each of GETS, GETS Affiliates, the Predecessors and predecessors of GETS Affiliates (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed after giving effect to any applicable filing extension (or has had timely filed on its behalf) all material returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined below) or required to be filed or sent by it by any taxing authority having jurisdiction, and all such Returns are accurate and complete in all material respects; (ii) timely paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) timely paid all material Taxes which are due and payable or such Taxes are reflected on the books of GETS as an accrued Tax liability determined in a manner which is consistent with past practices and the Financial Statements, without taking account of the transaction contemplated herein; (iv) complied in all material respects with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar foreign laws), and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon GETS or any Tax Affiliate and the term "Tax" means any one of the foregoing Taxes.

           (b) No deficiency for any Taxes has been proposed, and communicated to GETS, and no such deficiency has been asserted or assessed against GETS or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by GETS or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There is no Tax audit or other administrative proceeding or court proceeding pending with regard to any Taxes or Returns of GETS or any Tax Affiliate, nor has there been any notice to GETS or any Tax Affiliate by any taxing authority regarding any such Tax, audit or other proceeding, or is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns of GETS or any Tax Affiliate. GETS does not expect the assessment of any additional Taxes with respect to GETS or any Tax Affiliate and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of GETS or any Tax Affiliate which would exceed the estimated reserves established on its books and records.

      2.9  Title to Assets.

           (a)            GETS and  GETS  Affiliates  own  no  real property.
 Exhibit 2.9(a) sets forth is a copy of the lease agreement related to the real property currently leased by GETS and GETS Affiliates. Such lease is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) with respect to GETS or any GETS Affiliate, any other party to such lease. To the best of Rivadalla's knowledge, there is no pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of such real property, and GETS has not received any written notice of any of the foregoing matters set forth in this Section 2.9(a). To the best of Rivadalla's knowledge, GETS is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of leased properties, and GETS has not received any notice of such violation with which it has not complied or has waived.

           (b) Except as provided on Exhibit 2.9(b), GETS and GETS Affiliates have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their respective businesses, free and clear of any Liens, except (i) as reflected in the Financial Statements, (ii) for Liens for taxes not yet due and payable, and (iii) for Liens imposed by the owner of any leased real or personal property other than any Liens which result from default under any applicable lease agreement by GETS or GETS Affiliate.

           (c) At the Initial Closing and each of the Subsequent Closings, GETS will own or lease, or have the unrestricted right to use, all of the assets and properties of every kind, character, and description, whether tangible, intangible, real, personal or mixed, including but not limited to contract rights, Proprietary Assets, permits, licenses and registrations (collectively, the "Assets") owned, leased or employed by, or necessary for the worldwide business of GETS or any of GETS Affiliates.

           (d) Except as set forth on Schedule 2.9(d), all of the tangible Assets necessary for the conduct of the business of GETS and GETS Affiliates as currently conducted are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

      2.10 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 2.10, there has not been, occurred or arisen any:

           (a) transaction by GETS or GETS Affiliates except in the ordinary course of business as conducted on that date and consistent with prior practices;

           (b) amendments or changes to the charter or other organizational documents of GETS or GETS Affiliates;

           (c) capital expenditure by GETS or GETS Affiliates exceeding $50,000 in the aggregate;

           (d) destruction of, damage to or loss of any assets of GETS or GETS Affiliates (whether or not covered by insurance);

           (e)            any  pending  or   threatened  claim  of   wrongful
 discharge or other unlawful labor practice or action involving GETS or any of GETS Affiliates;

           (f)            change   in   accounting   methods   or   practices
 (including any change in depreciation or amortization policies or rates) by GETS other than as required by GAAP or applicable laws;

           (g) revaluation by GETS or GETS Affiliates of any assets that are material to GETS or GETS Affiliates taken as a whole;

           (h) declaration, setting aside or payment of any distribution with respect to the ownership interests in GETS or any direct or indirect purchase, sale or other transaction related to any ownership interest in GETS;

           (i) material increase in the salary or other compensation payable or to become payable by GETS or GETS Affiliates to any of their respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by GETS or GETS Affiliates of a material bonus or other material additional salary or compensation to any such person, in each case other than in the ordinary course of business consistent with past practices;

           (j) any termination, extension, material amendment or material modification of the terms of any contract described in Section 2.11(a);

           (k) sale, lease, license or other disposition of any of the assets or properties of GETS or any of GETS Affiliates, or any creation of any security interest in such assets or properties, in each case other than in the ordinary course of business consistent with past practice;

           (l) waiver or release of any right or claim, including any write-off or other compromise of any account receivable other than in the ordinary course of business;

           (m) commencement or notice or threat of commencement of any lawsuit, proceeding or investigation relating to GETS, GETS Affiliates or any of their respective businesses;

           (n) change in pricing or royalties set or charged by GETS or GETS Affiliates to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Proprietary Assets (as defined in Section 2.20(a)) to GETS or GETS Affiliates;

           (o) incurrence of indebtedness for borrowed money or in respect of capital leases, or any guarantee of such indebtedness (other than interseller indebtedness or borrowings under an existing revolving credit facility) other than in the ordinary course of business;

           (p) Lodging Touch Systems International, Inc. ("Lodging Touch") is no longer doing business effective as of December 31, 1999, and there are no known existing liabilities of Lodging Touch that GETS is or may be responsible for; or

           (q) agreement by GETS or GETS Affiliates or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o).

      2.11 Contracts and Commitments.

           (a) Schedule 2.11(a) sets forth a list of the following agreements, whether oral or written, to which GETS, GETS Affiliates or their respective Predecessors are a party, which are currently in effect, and which relate to GETS, GETS Affiliates or any of their respective businesses:
 (i) contracts for the employment of any Person that will be binding on GETS after the Initial Closing Date or relating to severance pay for any Person;
 (ii) confidentiality agreements, (iii) contracts, agreements or understandings relating to an ownership interest in GETS or the election of officers and/or a manager of GETS that will be binding on GETS after the Initial Closing Date; (iv) agreements or indentures relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the assets of GETS; (v) agreements of indemnification or guaranties of any obligation for borrowed money or otherwise; (vi) leases or agreements under which GETS or any GETS Affiliate is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $50,000; (vii) leases or agreements under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $50,000; (viii) contracts or groups of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $50,000 per annum; (ix) contracts or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (x) contracts or groups of related contracts with the same party (other than any contracts or groups of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by GETS or any GETS Affiliate on 30 days' or less notice without penalty and involving more than $50,000; (xi) any agreements containing covenants to limit GETS's freedom to compete in any line of business in any geographic area; (xii) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreements for the distribution of GETS's products or services; (xiii) contracts or commitments for capital expenditures in excess of $50,000; (xiv) any fidelity or surety bond or completion bond;
 (xv) any agreements, contracts or commitments outside the ordinary course of business relating to the disposition or acquisition of assets that are material to GETS or GETS Affiliates taken as a whole or any interest in any material business enterprise; (xvi) any purchase orders or contracts for the purchase of materials or services involving in excess of $50,000; (xvii) any distribution, joint marketing or development agreements involving in excess of $50,000; (xviii) any other agreements, contracts or commitments involving more than $50,000; (xix) any agreement relating to any joint venture or strategic alliance to which GETS or GETS Affiliates or their respective properties are subject; (xx) any agreement, including without limitation any facilities leasing or sharing or employee leasing or sharing agreements, with any GETS Affiliate, including the Members, (xxi) settlement agreements, or (xxii) any other agreement which is either material to GETS's business or was not entered into in the ordinary course of business.

           (b) Except as set forth on Schedule 2.11(b), GETS and GETS Affiliates and their respective Predecessors (as to any obligation the performance of which is binding on GETS) have performed all obligations required to be performed by them in connection with the contracts or commitments set forth on Schedule 2.11(a). Except as set forth on Schedule 2.11(b), neither GETS nor any GETS Affiliate is in receipt of any written claim of default or failure to perform under any contract or commitment required to be disclosed on such schedule. Neither GETS nor any GETS Affiliate has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment required to be disclosed on Schedule 2.11(a). GETS and the Members have no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed on Schedule 2.11(a)

           (c) Except as set forth on Schedule 2.11(c), no notices are required to be delivered to any Person under any contract or commitment required to be disclosed under Schedule 2.11(a) in connection with the execution, delivery and performance of this Agreement and the completion of the transactions contemplated by this Agreement.

           (d) Except as set forth on Schedule 2.11(d), there are no contracts or commitments that contain provisions requiring termination in the event of a change of control or change in ownership of GETS or GETS Affiliates and/or in the event of a change in the Members or officers of GETS.

           (e) GETS has specifically identified and made available to Pegasus a true and correct copy of each written contract or commitment, and a description of each oral contract or commitment, set forth on Schedule 2.11(e), together with all amendments, supplements, modifications, waivers or other changes thereto.

           (f) Except as set forth on Schedule 2.11(f), GETS and GETS Affiliates have no business contracts with any Governmental Entity, including any prime contractor of any Governmental Entity and any higher level subcontractor of a prime contractor of any Governmental Entity, and including any employees or agents thereof.

      2.12 Compliance with Laws; Permits.

           (a) Except as set forth on Schedule 2.12 and except where failure would not have a material adverse effect on GETS and its operations, GETS and GETS Affiliates have complied with all laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees (collectively, "Laws"), applicable to GETS and GETS Affiliates or to the assets, properties and business of GETS and GETS Affiliates, including, without limitation (i) all applicable federal and state securities Laws and regulations, (ii) all applicable foreign, federal, state and local Laws, pertaining to (A) the sale, licensing, leasing, ownership or management of GETS and GETS Affiliates owned, leased or licensed real or personal property, products or technical data, (B) labor laws, employment or employment practices, terms and conditions of employment or wages and hours, (C) safety, health, fire prevention, environmental protection, building standards, zoning or other similar matters, (D) the sale, licensing, ownership or any other aspect of intellectual property and technology or (E) the Federal Corrupt Practices Act and regulations promulgated hereunder or other laws, writs, injunctions, judgments or decrees applicable to corrupt practices, (iii) the Export Administration Act and regulations promulgated thereunder or other Laws, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, or (iv) the Immigration Reform and Control Act.

           (b) GETS and GETS Affiliates have made all filings with, and have in full force and effect, all licenses, permits and certificates from, federal, state, local and foreign Governmental Entities necessary to conduct their respective businesses (collectively the "Permits"), and (ii) GETS, its Predecessors and GETS Affiliates have conducted their respective businesses in compliance with all terms and conditions of the Permits. GETS and GETS Affiliates are not relying on any exemption from or deferral of any such applicable Law or other requirement that, to the knowledge of GETS, would not be available to Pegasus.

           (c) GETS and GETS Affiliates have not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other Person in a position to assist or hinder GETS or GETS Affiliates in connection with any actual or proposed transaction.

           (d) No product liability, warranty or similar actions, suits or proceedings have been asserted against GETS or any GETS Affiliate since the Balance Sheet Date other than as set forth in the Financial Statements.

           (e) Since the Balance Sheet Date, neither GETS nor any GETS Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act the "WARN Act") or similar state or foreign laws. GETS and GETS Affiliates have complied in all respects with WARN or such state or foreign laws, and any regulations promulgated thereunder, and do not expect to incur any such liability as a result of any actions taken or not taken prior to the Closing. GETS or any GETS Affiliates have not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety- (90-) day period during the period from January 1, 2000 through the Closing Date. GETS and GETS Affiliate has complied and is in compliance in all material respects with the provisions of the Americans with Disabilities Act.

      2.13 Accounts Receivable;  Evidences of  Indebtedness.   Set  forth  on
 Schedule 2.13 to this Agreement is a list of all accounts receivable, promissory notes, contract rights, commercial paper, debt securities and other rights to receive money ("Receivables") outstanding of GETS and GETS Affiliates showing the name of the account debtor, maker or obligor, the unpaid balance, the age of the Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation. To the best of Rivadalla's knowledge, all Receivables are legal, valid and binding obligations of the obligors. Except as set forth on Schedule 2.13, GETS has not (i) written off, cancelled, committed or become obligated to cancel or write off any Receivables; (ii) disposed of or transferred any Receivables; or (iii) acquired or permitted to be created any Receivables except in the ordinary course of its business consistent with past practice.

      2.14 Certain Transactions  and  Agreements.   Except  as set  forth  on
 Schedule 2.14, no Person who is an officer or director of GETS, including Rivadalla, or any of the Members of GETS (collectively, the "GETS Member
 Affiliates") or a member of their immediate family is, (and no such Person has any direct or indirect ownership interest in any other Person that is) a client, supplier, customer, lessor, lessee of GETS or a GETS Affiliate or a party to a contract required to be disclosed in Schedule 2.11(a) (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation the stock of which is publicly traded). Except as set forth on Schedule 2.14, no GETS Member Affiliate or member of their immediate family, is directly or indirectly interested in any material contract or informal arrangement with GETS, or a GETS Affiliate, except for compensation for services as an officer, director, employee or consultant of GETS or a GETS Affiliate and except for the normal rights of an owner of GETS. Except at set forth on Schedule 2.14, none of GETS Member Affiliates or their immediate family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, the Proprietary Assets, used in the business of GETS or a GETS Affiliate, except for the normal rights of a Member.

      2.15 Employees. Schedule 2.15 sets forth a list of all employees of GETS and GETS Affiliates, along with each employee's respective title and first date of employment of each employee with GETS or the respective GETS Affiliates. GETS previously has made available annual compensation information with respect to each such Person which is true and accurate. GETS and GETS Affiliates (i) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees; (ii) are not liable for any arrears of wages or any material penalty for failure to comply with any of the foregoing; and (iii) are not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees (other than routine payments to be made in the normal course of business and consistent with past practice).

           (a) Schedule 2.15(a) contains a complete list of "Plans" consisting of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by GETS, or to which GETS contributes, and which covers any employee or former employee of GETS or under which GETS has any liability, including" employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under ERISA;

           (b) With respect to the Plans, GETS shall deliver to PEGASUS prior to the Initial Closing, a copy of each Plan and any amendment(s) thereto, together with (i) any written descriptions or summaries thereof,
 (ii) all trust agreements, insurance contracts, annuity contracts or other funding instruments, and (iii) the last two annual reports (IRS Form 5500 Series, together with all required schedules) prepared in connection with any such Plan. The Plans comply, to the extent applicable, with the requirements of ERISA and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified;

           (c) Except as set forth on Schedule 2.15(c), there are no collective bargaining agreements to which GETS is a party or by which GETS is bound. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar charges or actions pending or threatened by any of the employees, former employees or employment applicants of GETS.

           (d) No employee of GETS is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of GETS or would conflict with GETS's business as conducted or proposed to be conducted. No employee of GETS is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending or threatened with regard thereto.

      2.16 Insurance. Schedule 2.16 sets forth the insurance policies of GETS and GETS Affiliates and the expiration date of each policy, including without limitation, fire and casualty, workers compensation, general liability, "key-man" and other such insurance policies. GETS has no knowledge that any such insurance policy will not be renewed in the normal course or that the premiums therefore will be materially increased. No insurance policies of GETS have been denied or coverage of such policy reduced. There is no material claim by GETS or GETS Affiliates or any third party pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility.

      2.17 Customers and Suppliers. Schedule 2.17 sets forth the twenty (20) largest customers and the twenty (20) largest suppliers (each as measured by revenues to GETS and GETS Affiliates on a consolidated basis) of GETS and GETS Affiliates, taken as a whole, for the fiscal year ended December 31, 1999 and for the nine month period ended September 30, 2000 and sets forth opposite the name of each such customer or supplier the approximate percentage of net sales or purchases by GETS and GETS Affiliates attributable to such customer or supplier for each such period. Except as set forth on Schedule 2.17, there are no currently pending, or threatened disputes between GETS and GETS Affiliates with their respective customers or suppliers that could materially and adversely effect the relationship between GETS and GETS Affiliates, on the one hand, and any of such customers and suppliers on the other. Except as set forth on Schedule 2.17, to the knowledge of GETS, no customer or supplier of GETS has expressed an intention to cease doing business with GETS or GETS Affiliates prior to or after the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.17, since January 1, 2000, neither GETS nor any GETS Affiliate has experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and no such shortage of supply of inventory items is pending or threatened. Except as set forth on
 Schedule 2.17, there are no other customers that are using the Software, there are no obligations owed and there have been no representations made to any other customer or Person by GETS or Rivadalla related to or regarding the Software. GETS is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers except in the ordinary course of business consistent with commercial practice in GETS's industry.

      2.18 Bank Accounts and Powers of Attorney. Schedule 2.18 sets forth each bank, savings institution and other financial institution with which GETS and any GETS Affiliate have an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. Each Person holding a power of attorney or similar grant of authority on behalf of GETS or any GETS Affiliate is set forth on Schedule 2.18. Except as disclosed on such schedule, GETS and any GETS Affiliate have not given any revocable or irrevocable powers of attorney to any Person relating to its business for any purpose whatsoever.

      2.19 Invention Assignment and Confidentiality Agreement. Each employee, officer, consultant and contractor of GETS has entered into and executed an Invention Assignment and Confidentiality Agreement in the form attached to this Agreement as Exhibit 2.19 or an employee or consulting agreement containing substantially similar terms.

      2.20 Intellectual Property.

           (a) GETS has full title and ownership of, or has valid license to, all technology, software, applications, inventions, specifications, ideas, creations, business methods, databases, designs, code, patents, patent applications, trademarks, trade dress, service marks, trade names, copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, formulas, designs, proprietary rights, know-how, show-how, processes, and any and all other confidential, technical and other business information of any kind, nature or description whatsoever including Software ("Software" is defined as the applications, databases, designs, code and documentation developed and used by GETS for a uses incorporating an Internet browser as a client and intended to be operated as a centrally hosted service using Internet or intranet communications and protocols which includes CRS, PMS, POS and similar hospitality-based functionality) (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets" and identified on
 Schedule 2.20(a)), without any conflict with or infringement of the rights of others. Additionally, the Proprietary Assets identified on Schedule 2.20(a) constitute all intellectual property rights owned by GETS.

           (b) There have been no claims made against GETS or Rivadalla asserting the invalidity, misuse or unenforceability of the Proprietary Assets and, there are no valid grounds for same.

           (c) GETS or Rivadalla have received no notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Assets (including, without limitation, any demand or request that GETS or Rivadalla license any rights from a third party).

           (d) The conduct of GETS's business and the Proprietary Assets have not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any intellectual property rights of others, nor, would any future conduct infringe, misappropriate or conflict with any Proprietary Assets of any third party.

           (e) The Proprietary Assets have not been infringed, misappropriated or conflicted by any third parties. Except as disclosed on the attached Schedule 2.20(e), the transactions contemplated by this Agreement and all other agreements contemplated by this Agreement shall have no material adverse effect on GETS's right, title and interest in and to the Proprietary Assets.

           (f) No employee or consultant of GETS is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her efforts to carry out his or her duties for GETS or to promote the interests of GETS or that would conflict with GETS's business as presently conducted or as proposed to be conducted. The carrying on of GETS's business by the employees and contractors of GETS and the conduct of GETS's business as presently proposed will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or GETS is now obligated. GETS does not believe it is or will be necessary to utilize any inventions of any employees of GETS (or persons GETS currently intends to hire) made prior to their employment by GETS, except for inventions, trade secrets or proprietary information that has been assigned to GETS.

           (g) Except as provided in Schedule 2.11(a), GETS and Rivadalla have not granted and there are not outstanding, any options, licenses or agreements of any kind relating to any of the Proprietary Assets of GETS, nor is GETS bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. GETS and Rivadalla are not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

      2.21 Books and Records. The books, records and accounts of GETS and GETS Affiliates (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of GETS in all material respects, and (d) accurately and fairly reflect in all material respects the basis for the Financial Statements.

      2.22 Compliance with Law and Charter Documents. Except where failure would not have a material adverse effect on GETS and its operations, GETS and GETS Affiliates are not in violation or default of any provision of their Articles of Organization or Operating Agreement, both as amended, and GETS and GETS Affiliates are in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over GETS's and GETS Affiliates' business, properties or assets. GETS and GETS Affiliates have not received any notice of any violation of any such statute, law, regulation or order which has not been remedies prior to the date hereof. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which GETS or GETS Affiliates is a party, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, GETS's and GETS Affiliates' Articles of Organization or Bylaws, any judgment, order or decree of any court or arbitrator to which GETS and GETS Affiliates are a party or is subject, any agreement or contract of GETS and GETS Affiliates, or, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of GETS and GETS Affiliates.

      2.23 Environmental Matters.

           (a) To the best of Rivadalla's knowledge, neither GETS nor GETS Affiliates have been or is currently engaged in any activity involving the possession, transport, disposal or release of any Hazardous Materials. During the period that GETS and GETS Affiliates have leased the premises currently occupied by them and those premises occupied by them since the date of their incorporation, there have been no disposal, release or threatened release of Hazardous Materials (as defined below) from or any presence thereof on any such premises. There is no presence, disposal, release or threatened release of Hazardous Materials on or from any of such premises, which may have occurred prior to GETS having taken possession of any of such premises. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. S 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.23, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Initial Closing Date or thereafter until all of the Options have been exercised or expire regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. S 11001 et seq.; (iii) the Hazardous Material Transportation Act, 49 U.S.C. S 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. S 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

           (b) None of the premises currently leased by GETS or any GETS Affiliate or any premises previously occupied by GETS is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

           (c) During the time that GETS or any GETS Affiliate has leased the premises currently occupied by it or any premises previously occupied by GETS, neither GETS nor any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials.

           (d) During the time that GETS or any GETS Affiliate has leased the premises currently occupied by it or any premises previously occupied by GETS, there has been no litigation, proceeding or administrative action brought or threatened in writing against GETS by, or any settlement reached by GETS with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

           (e) During the period that GETS or any GETS Affiliate has leased the premises currently occupied by it or any premises previously occupied by GETS, no Hazardous Materials have been transported from such premises by or on behalf of GETS or any GETS Affiliate to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

      2.24 Investment Banking and Finder Fees. Neither GETS, GETS Affiliates, Rivadalla nor the Members have entered into any agreement which would entitle any Person to any valid claim against GETS, GETS Affiliates, the Members, or Pegasus for a broker's commission, finder's fee or similar payment with respect to any matters contemplated by this Agreement.

      2.25 Disclosure. The representations and warranties contained in this Agreement and the schedules thereto delivered to Pegasus by GETS, Rivadalla and the Members under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

      2.26 Members' Representations  Regarding Pegasus  Stock.   The  Members
 hereby represent and warrant to Pegasus that:

           (a) The Members understand and acknowledge that the Pegasus common stock, provided at the Initial Closing and Pegasus common stock provided upon any subsequent exercise of an Option, will not be registered under the Securities Act nor qualified under the securities law of Texas or any other state or Governmental Entity, by virtue of exemptions thereto. Each of the Members (either alone or in conjunction with his or her professional advisers) has such experience and knowledge in investment, financial and business matters in investments similar to the stock of the Pegasus that they are capable of protecting their own interest in connection therewith and qualifying for such exemptions. Further, the Members are acquiring the Pegasus common stock and any Pegasus common stock obtained through any subsequent exercise of an Option for investment purposes only for Members' own account, and not on behalf of any other person nor with a view to, or for resale in connection with any distribution thereof; and

           (b) The Members have had access to pertinent SEC filings of Pegasus and received and reviewed to their satisfaction such documents and corporate and financial records of Pegasus, and have had answered all questions with regard thereto that such Seller deemed necessary or appropriate to evaluate the business, operations and assets of Pegasus and the value of its common stock. The Members are relying solely on their own evaluation and analysis in determining the value of the Pegasus common stock and any Pegasus common stock obtained through any subsequent exercise of an Option and not on any representation of value or worth made by Pegasus.

      2.27 Further Limitations on Disposition of Pegasus Common Stock. Without in any way limiting the representations set forth in Section 2.26 above, Members further agree not to make any disposition of all or any portion of the Pegasus common stock unless and until:

           (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

           (b) Such Member shall have notified Pegasus of the proposed disposition, shall have furnished Pegasus with a statement of circumstances surrounding the proposed disposition, and, at the expense of such Member or its transferee, shall have furnished Pegasus with an opinion of counsel, reasonably satisfactory to Pegasus, that such disposition will not require registration of such securities under the Securities Act.

 Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Pegasus common stock in compliance with SEC Rule 144 or Rule 144A; or (ii) for any transfer of any Pegasus common stock by a Member that is a partnership or a corporation to (A) a partner of such partnership or a Member of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or Member, or (iii) for the transfer by gift, will or intestate succession by an Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of Section 2.27 to the same extent as if the transferee were an original Member hereunder.

           (c) It is understood that the certificates evidencing the Pegasus common stock will bear the legends set forth below:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT LIMITING THE FOREGOING, NO OWNERSHIP, INTERESTS OR RIGHTS WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR CONVEYED FOR A PERIOD OF ONE YEAR FROM THE DATE OF ISSUANCE.

 The legend set forth above shall be removed by Pegasus from any certificate evidencing Pegasus common stock upon deliver to Pegasus of an opinion by counsel, reasonably satisfactory to Pegasus, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Pegasus issued the Pegasus common stock.

           (d) Notwithstanding the provisions of paragraphs (a), (b) and (c) above, Pegasus acknowledges that the Members have disclosed to Pegasus the intention of the Members to gift, sell, transfer or otherwise dispose of all or part of the Pegasus shares, cash, or other securities and consideration payable to the Members under this Agreement, and all proceeds thereof (the "Pegasus Consideration"), subject to the restrictions on the Pegasus common stock set forth in this Agreement, to one or more "Permitted Transferees", which shall be defined as a member of holder's immediate family, trust for the benefit of such immediate family members, and partnerships in which the holder and such immediate family members are the only partners. A holder's immediate family includes a spouse, children or more remote descendants (including stepchildren and adopted children) and parents. Pegasus hereby consents to the gift, sale, transfer or other disposition by the Members to the Permitted Transferees of the Pegasus Consideration, subject to the restrictions on the Pegasus common stock set forth in this Agreement as permitted by applicable laws and regulations.

                                  ARTICLE 3

                  Representations and Warranties of Pegasus

      Pegasus hereby represents and warrants to GETS and the Members as follows:

      3.1 Incorporation and Good Standing. Pegasus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Pegasus is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified.

      3.2 Authority. Pegasus has all necessary corporate power, authority and capacity to enter into this Agreement, and all other agreements and instruments to be executed by Pegasus as contemplated by this Agreement (the "Pegasus Ancillary Agreements") and to carry out its obligations under this Agreement and the Pegasus Ancillary Agreements. The execution and delivery of this Agreement and the Pegasus Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Pegasus.

      3.3 Enforceability of Obligations. This Agreement constitutes, and each of the Pegasus Ancillary Agreements, when executed and delivered in accordance with the terms thereof, will constitute, the legal, valid and binding obligations of Pegasus, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.4 No Conflict. Neither the execution and delivery of this Agreement, the Pegasus Ancillary Agreements nor the consummation of the transactions provided for hereby or thereby will conflict with, (a) the Certificate of Incorporation or Bylaws of Pegasus, (b) result in any Lien upon any assets of Pegasus, or (c) require any Consent of or with any Governmental Entity, under the provisions of the Certificate of Incorporation or Bylaws of Pegasus or any indenture, lease, contract or other material agreement, instrument, permit, concession, franchise or license to which Pegasus or its subsidiaries or any of their respective assets are bound or affected, or any Laws, judgment or decree to which Pegasus or its subsidiaries are subject.

      3.5 Investment Banking and Finder Fees. Pegasus has not entered into any agreement which would entitle any Person to any valid claim against GETS, the Members, or Pegasus for a broker's commission, finder's fee or similar payment with respect to any matters contemplated by this Agreement.

      3.6  Pegasus Common Stock.

           (a) The shares of Pegasus common stock to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

           (b) The Pegasus common stock issued to the Members at the Initial Closing or obtained through any subsequent exercise of an Option will be unregistered and, except as permitted under Section 2.27(d), no ownership, interest or rights in the stock may be sold, transferred or conveyed by the Members for a period of one year from the date of issuance.

      3.7 Disclosure. The representations and warranties contained in this Agreement and the schedules thereto delivered to GETS and the Members by Pegasus under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                  ARTICLE 4

                             Conduct of Business

      GETS and Rivadalla hereby covenant and agree with Pegasus as follows:

      4.1 Conduct of the Business. Except as expressly permitted or contemplated by this Agreement, GETS and GETS Affiliates shall observe each term set forth in this Section 4.1 and agrees that, from the date hereof until the Initial Closing, and thereafter until any Option expires or all Options are exercised as provided for in Section 1.2 of this Agreement, unless otherwise consented to by Pegasus in writing within a reasonable period of time:

           (a) The business of GETS and GETS Affiliates shall be conducted only in, and GETS and GETS Affiliates shall not take any action except in, the ordinary course of GETS's business, on an arm's-length basis, in the best interest of GETS, GETS Affiliates and the Members and in accordance in all material respects with all applicable laws, rules and regulations and consistent with the past practice of GETS;

           (b) GETS and GETS Affiliates shall not, directly or indirectly, do or permit to occur any of the following: (i) issue, convey, sell or otherwise dispose of any interest in GETS; (ii) sell, pledge, dispose of or encumber any ownership or other interest in GETS (iii) sell, pledge, dispose of or encumber any of its assets (or enter into factoring or similar arrangements), except in the ordinary course of business and except as identified to Pegasus in writing; (iv) amend or propose to amend its Articles of Organization or Operating Agreement; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) enter into any new or modify any existing lease of real property; (vii) incur any indebtedness for borrowed money involving an increase in liabilities of more than $50,000 or issue any debt securities; (viii) voluntarily permit any accounts payable owed to trade creditors to remain outstanding more than 90 days; (ix) accelerate, beyond the normal collection cycle, collection of accounts receivable except in the ordinary course of business consistent with past practice; or (x) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

           (c) In the event that GETS shall make a distribution of profits, GETS shall pay to Pegasus a pro-rata portion of the distribution or dividend based upon Pegasus' then-existing percentage of ownership of GETS;

           (d) GETS and GETS Affiliates shall not, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements or take any action with respect to the grant of any bonuses, salary increases, stock options, severance or termination pay except in the ordinary course of business consistent with past practices without Pegasus' prior written approval after the Initial Closing Date;

           (e) GETS will maintain employee incentive plans for key management and personnel as identified on Schedule 4.1(e) in a form approved by Pegasus in writing, provided that no employee incentive plan created or maintained by GETS shall convey ownership of GETS stock or an interest in GETS to any employee;

           (f) GETS shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or employment plan;

           (g) GETS and GETS Affiliates shall not adopt or amend any employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees, except for amendments made in the ordinary course of business and that do not result in any increase in the cost to GETS as a result of such amendment;

           (h) GETS and GETS Affiliates shall not cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

           (i) GETS and GETS Affiliates shall (i) use commercially reasonable efforts to preserve intact GETS's and GETS Affiliates' business organization and goodwill, keep available the services of GETS's and GETS Affiliates' officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with GETS and GETS Affiliates; (ii) confer on a regular and frequent basis with representatives of Pegasus to report operational matters and the general status of ongoing operations; and (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement;

           (j) GETS and GETS Affiliates shall not (i) change any of its methods of accounting in effect at December 31, 1999, other than those required by GAAP; (ii) make or rescind any express or deemed election relating to Taxes, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or (iv) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1999;

           (k)       GETS  and   GETS  Affiliates   shall  not   engage   any
 professional consultants including, but not limited to, accountants, auditors, attorneys, tax preparers or other professional consultants, except in the ordinary course of business consistent with past practices, without Pegasus' prior written approval;

           (l) Following the execution of Exhibit 6.2(d), GETS shall not amend its Operating Agreement to change the number of Managers and shall allow Pegasus to appoint and maintain two (2) Managers for GETS, provided however that in the event Pegasus fails to exercise any Option or this Agreement is terminated, the Managers appointed by Pegasus shall be removed automatically and the remaining GETS Managers may amend the Operating Agreement in their sole discretion; and

           (m) Until the exercise of the Second Option or termination of this Agreement, Rivadalla agrees to cover any losses from the operations of GETS on an annual basis and pay an amount equal to such shortfall to GETS.

      4.2  Access to Books  and Records.   Between  the date  hereof and  the
 Initial Closing Date, and thereafter until all Options expire or are exercised as provided for in Section 1.2 of this Agreement, GETS and the Members shall (a) afford Pegasus and their authorized representatives (the "Pegasus Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of GETS and the Members, (b) shall cause its independent accountants to afford to the independent auditors of Pegasus reasonable access to the audit work papers and other records of the independent auditors of GETS, GETS Affiliates and the Members, and (c) otherwise provide such assistance as is reasonably requested by Pegasus in order that Pegasus may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of GETS and the Members. In addition, GETS and its officers and directors and the Members shall cooperate fully (including providing introductions, where necessary) with Pegasus to enable Pegasus to contact such third parties, including customers, prospective customers, vendors, or suppliers of GETS as Pegasus deems reasonably necessary to complete its due diligence; provided that, Pegasus agree not to initiate such contacts without the prior approval of GETS, which approval will not be unreasonably withheld; provided further, that a representative of GETS may, at GETS's option, participate in such contacts. Pegasus will hold, and will use all reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and all other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the confidentiality provisions of this Agreement.

                                  ARTICLE 5

                     Additional Agreements and Covenants

      5.1 GETS's Manager and Membership Interests. Beginning on the date of full execution hereof and thereafter until all Options expire or are exercised as provided for in Section 1.2 of this Agreement, GETS's Managers shall include two (2) Pegasus representatives as provided by Exhibit 6.2(d) and no GETS ownership interest shall be granted or transferred to any Person except as provided for in this Agreement. Pegasus shall have all of the rights of a member as set forth in the GETS Operating Agreement.

      5.2 Software Development Agreement. Simultaneously with the execution of this Agreement, GETS and Pegasus will enter into a Software Development Agreement in the form attached hereto as Exhibit 1.4.2.

      5.3 Consents. Pegasus, GETS, Rivadalla and the Members shall use all reasonable efforts to obtain the Consent of, or effect the notification of or filing with, each Person necessary for such party hereto to consummate the transactions contemplated by this Agreement.

      5.4 Intellectual Property Rights of the Members. Prior to the Initial Closing, GETS Affiliates, the Members and Rivadalla shall transfer, assign and convey all intellectual property rights that they may have in the Software or Proprietary Assets of GETS to GETS in the form attached as
 Exhibit 5.4.

      5.5  Restrictions on Negotiations with Third Parties.

           (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms or the failure by Pegasus to exercise any Option within the time permitted herein, Rivadalla GETS and the Members shall not, directly or indirectly, through any officer, director, employee, representative or agent of GETS or the Members or any of their respective subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto (other than with Pegasus) or in furtherance thereof or accept any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiries or proposals regarding any (i) merger, consolidation, sale of substantial assets or similar transactions involving GETS or any GETS Affiliates (other than sales of assets or inventory in the ordinary course of business), (ii) purchase any ownership interest in GETS (including without limitation by way of a tender offer or an exchange offer) or similar transactions involving GETS or any GETS Affiliates, (iii) acquisition by any Person or "Group" (as defined under Section 13(d) of the Securities Exchange Act of 1934 (the "Securities Act") and the rules and regulations thereunder) of beneficial ownership or a right to acquire any beneficial ownership of GETS; or (iv) public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (b)       If  GETS  or  any  of  its  subsidiaries  receives   any
 unsolicited  offer  or  proposal  to  enter  negotiations  relating  to   an
 Acquisition Proposal, GETS shall immediately notify Pegasus thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the principal financial terms and conditions of such offer or proposal, as the case may be.

      5.6 Notice of Certain Matters. GETS, Rivadalla and the Members shall promptly notify Pegasus, and Pegasus shall promptly notify GETS and the Members, in writing (i) of any material governmental or administrative complaints, investigations or hearings (or communications indicating that the same may be contemplated); (ii) if such Person discovers that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any respect; (iii) of any notice or other communication from any third party relating to, a material default or event which, with notice or lapse of time or both, would become a material default, received by such Person subsequent to the date of this Agreement and prior to the Initial Closing Date under any material agreement, indenture or instrument to which such Person is a party or to which the assets of such Person and its subsidiaries are subject, or (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      5.7  Confidential Information.

           (a) Pegasus, GETS and the Members have disclosed and delivered and will through the Initial Closing, and thereafter until all Options expire or are exercised as provided for in Section 1.2 of this Agreement, disclose and deliver to the other party hereto certain information about its respective properties, employees, finances, businesses and operations prepared by such party or its advisors (such party when disclosing such information being "Disclosing Party" and such party when receiving such information being the "Receiving Party"). All such information furnished by the Disclosing Party or its Authorized Persons (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this Agreement as "Confidential Information." Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Authorized Persons, (ii) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Authorized Persons, provided that the source of such information is not known to the Receiving Party to be obligated to maintain such information as confidential, (iii) becomes available to the Receiving Party on a nonconfidential basis from a Person other than the Disclosing Party or its Authorized Persons that is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Authorized Persons, or is otherwise not under an obligation to the Disclosing Party or any of its Authorized Persons not to transmit the information to the Receiving Party or any other third party or (iv) required to be disclosed in connection with this Agreement or any other documents contemplated hereby. As used in this Agreement, the term "Authorized Persons" means, as to any Person, those Persons that are actively and directly participating in the evaluation and negotiation of the transaction contemplated by this Agreement.

           (b) Subject to Section 5.8(c), unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information to any person other than its Authorized Persons, and to cause those persons to observe the terms of this Agreement, (b) not to use Confidential Information for any purpose other than in connection with its evaluation of the transaction contemplated hereby or the completion of the transaction contemplated hereby in a manner approved by the Disclosing Party and (c) except as required by law, not to disclose to any Person (other than its Authorized Persons) (i) the fact that the Confidential Information exists or has been made available, (ii) any information about the transactions contemplated hereby, or the terms or conditions or any facts relating thereto, including without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or (iii) the fact that Confidential Information has been made available to the Receiving Party or its Authorized Persons. The Receiving Party will be responsible for any breach of the terms of this Section 5.8 by the Receiving Party or any of its Authorized Persons.

           (c) In the event that the Receiving Party is requested pursuant to, or required by, applicable law, regulation or by legal process to disclose any Confidential Information or any other information concerning the Disclosing Party or the Proposed Transaction, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the Disclosing Party waives compliance with the terms of this Agreement, the Receiving Party will use its reasonable best efforts to disclose only that portion of any Confidential Information which the Receiving Party is advised by counsel is legally required and will exercise all reasonable efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

           (d) Pegasus, GETS and the Members are aware, and Pegasus, GETS and the Members will advise their respective Authorized Persons that are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any Person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other Person is likely to sell such securities in reliance upon such information.

           (e) Without prejudice to the rights or remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of specific performance, injunction or otherwise, if the other party hereto or any of its Authorized Persons breaches or threatens to breach any of the provisions of this Section 5.8. Each party hereto agrees to waive any requirement for the security or posting of any bond in connection with such remedy.

                                 ARTICLE 6

               Conditions to Initial Closing and Subsequent Closings

      6.1 Conditions to Each Party's Obligation To Effect the Transaction. The respective obligation of each party to effect the transactions contemplated herein is subject to the satisfaction prior to the Initial Closing Date and Subsequent Closings of the following conditions:

           (a) Hart Scott Rodino Act. Approval of the transactions contemplated herein may be required under the Hart Scott Rodino Act ("HSR Act"). To the extent HSR Act approval is required prior to the exercise of any Option, the time periods set forth in Sections 1.2 and 1.5 shall be extended as necessary, any waiting period applicable to the consummation of the transactions contemplated herein under the HSR Act shall have expired or been terminated and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated herein, which action shall not have been withdrawn or terminated.

           (b)            Board  of  Director   and  Member  Approval.   This
 Agreement shall have been approved and adopted by the Parties' respective Boards of Directors and Members.

           (c) Governmental Entity Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of the Parties, have a material effect on GETS or Pegasus.

           (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the transactions contemplated by this Agreement illegal or prevents or prohibits the transactions contemplated by this Agreement.

      6.2 Conditions to Pegasus' Obligations. The obligations of Pegasus to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction as of the Initial Closing Date, and thereafter until all Options expire or are exercised as provided for in
 Section 1.2 of this Agreement as is applicable, of each of the following conditions, any of which may be waived in writing, in whole or in part, by
 Pegasus:

           (a) Representations and Warranties. The representations and warranties of GETS, Rivadalla and the Members set forth in this Agreement shall be true and correct in all material respects (i) as of the date hereof, (ii) as of the Initial Closing Date, as though made on and as of the Initial Closing Date and (iii) as of the date of the exercise by Pegasus of each of the Options; and Pegasus shall have received a certificate signed by the chief executive officer and the chief financial officer of GETS and a duly authorized officer of each of the Members to such effect.

           (b)  Performance  of  Obligations  of  Rivadalla,  GETS  and   the
 Members. Rivadalla, GETS and the Members shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Initial Closing Date and as of the date of the exercise by Pegasus of each of the Options, and Pegasus shall have received a certificate signed by the chief executive officer and the chief financial officer of GETS and a duly authorized officer of each of the Members to such effect.

           (c) Actions to be Taken by Rivadalla, GETS and the Members. All actions to be taken by Rivadalla, GETS and the Members in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, agreements, and other documents required to effect the transactions contemplated hereby will be delivered to and reasonably satisfactory in form and substance to Pegasus.

           (d) Amendment to GETS Articles of Organization and Operating Agreement. GETS shall have taken all actions necessary and required to amend its Operating Agreement and Articles of Organization in the form attached as Exhibit 6.2(d).

           (e) Dissolution of Lodging Touch Systems International Corporation. GETS shall have taken all action necessary and required to dissolve Lodging Touch Systems International Corporation as a California corporation prior to the exercise of the Second Option and have it withdrawn from doing business in Arizona.

           (f) Legal Opinion. Pegasus shall have received a legal opinion in a form acceptable to Pegasus from Watland, Allen & Lasee, PLLC, counsel to GETS, attached as Exhibit 6.2(f).

           (g)  GETS Financials.    GETS  shall have  provided  Pegasus  with
 copies of the financial statements identified in Section 2.7 hereof.

           (h) Consents. GETS shall have delivered to Pegasus the necessary assignment and assumption agreements from EHS to GETS in the form attached as Exhibit 6.2(h).

           (i)  Material Adverse Change.   No material  adverse change  shall
 have occurred with respect to GETS or the Members.

           (j) Employment Agreements. At or prior to the Initial Closing, GETS shall enter into Employment Agreements acceptable to Pegasus in the form attached as Exhibit 6.2(j) with Christian Rivadalla, Elizabeth Rivadalla, Ken Taylor, Mike DiModugno, Ric Patrick, Mark Harris and the CTO position (the "Employment Agreements").

           (k)  Other  Matters.    Such  other  certificates,  documents  and
 instruments as Pegasus reasonably request related to the transactions contemplated hereby.

      6.3 Conditions to GETS's and the Members' Obligations. The obligations of GETS and the Members to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction as of the Initial Closing Date, and thereafter until all Options are exercised as provided for in Section 1.2 of this Agreement as is applicable, of each of the following conditions, any of which may be waived in writing, in whole or in part, by GETS and the Members.

             (a)  Representations and  Warranties.    The  representations  and
 warranties of Pegasus set forth in this Agreement shall be true and correct in all material respects (i) as of the date hereof, (ii) as of the Initial Closing Date, as though made on and as of the Initial Closing Date and (iii) as of the date of the exercise by Pegasus of each of the Options.

             (b)  Performance of Obligations  of Pegasus.   Pegasus shall  have
 performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Initial Closing Date and as of the date of the exercise by Pegasus of each of the Options.

             (c) Actions to be Taken by Pegasus. All actions to be taken by Pegasus in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, agreements, and other documents required to effect the transactions contemplated hereby will be delivered to and be reasonably satisfactory in form and substance to GETS and the Members.

             (d)  Other  Matters.    Such  other  certificates,  documents  and
 instruments as GETS and the Members reasonably request related to the transactions contemplated hereby.

                                 ARTICLE 7

                            Post-Closing Covenants

      The Parties agree as follows with respect to the period following the Initial Closing:

      7.1 General. In case at any time after the Initial Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 8).

      7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Initial Closing Date or prior to the exercise or expiration of the Options (including any such action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand arising after the Initial Closing Date or prior to the exercise or expiration of the Options concerning matters taking place prior to the Initial Closing Date or prior to the exercise or expiration of the Options), the other Party, at the expense of the first Party, will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under
 Article 8).

      7.3 Covenant Not to Compete. Recognizing GETS's, the Members' and Rivadalla's operation of GETS and its familiarity with the trade secrets, customer lists, business methods and confidential information, and as a material inducement to Pegasus to enter into this Agreement, GETS, the Members and Rivadalla make the following agreements: The parties acknowledge that the covenants under this Section are dependent upon performance by Pegasus of its obligations under this Agreement.

           (a) Other than as set forth in this Agreement, for a period of five (5) years from and after the Initial Closing Date and the exercise of the Second Option, GETS, GETS Affiliates or the Members will not directly or indirectly own any interest in, manage, control, participate in (whether as partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any property management system or application service provider business within the hospitality industry without the prior written approval of Pegasus; provided that Section 7.3(a) will expire in the event that Pegasus elects not to exercise any Option; and
 (ii) GETS and the Members acknowledge that GETS's business has been conducted on an international scale, and that the geographic restrictions set forth above are reasonable and necessary to protect the interests of Pegasus pursuant to this Agreement.

           (b) Other than as set forth in this Agreement, for a period of five (5) years from and after the Initial Closing Date and the exercise of the Second Option, GETS, GETS Affiliates or the Members will not directly or indirectly (a) induce or attempt to induce any employee of GETS or Pegasus to leave their employ, or in any way interfere with the relationship between GETS or Pegasus and any employee thereof, or (b) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of GETS or Pegasus in order to induce or attempt to induce such Person to cease doing business with GETS or Pegasus, or in any way interfere with the relationship between any customer, supplier, licensee or business relation and GETS or Pegasus, provided that this paragraph will expire if Pegasus fails to exercise any Option.

      7.4  Assignment of Membership Interests Acquired by Pegasus.

           (a) During the term of this Agreement, Pegasus shall not transfer, assign , sell or otherwise convey its Initial Membership Interest and/or the membership interest purchased upon the exercise of the First Option, if any, except as expressly provided in Section 7.4(b) below or for a conveyance of such interests, in whole or in part, to (i) an entity resulting from a merger, acquisition or other business combination involving Pegasus or (ii) an entity that acquires all or substantially all of Pegasus' assets.

           (b) During the term of this Agreement or in the event this Agreement is terminated, Pegasus shall have the right to transfer, assign, sell or otherwise convey its Initial Membership Interest and the membership interest purchased upon the exercise of the First Option, if any, in whole or in part to (i) a third party unrelated to Pegasus, (ii) an entity in which Pegasus has an interest or a Pegasus affiliate, or (iii) a person or entity that agrees in writing to be bound by all of the terms of this Agreement; provided that, in the event Pegasus intends to transfer, assign, sell or otherwise convey such interest as provided in (i) through
 (iii) above, Pegasus shall provide Christian Rivadalla in his capacity as Member Representative with written notice of its intent to transfer, assign, sell or otherwise convey such interest and the identity of the one or more proposed parties and Christian Rivadalla in his capacity as Member Representative will have thirty (30) days from receipt of each such notice to make a written offer and complete the purchase of the interest from Pegasus on mutually agreed terms. Pegasus may accept or reject any offer made by Christian Rivadalla in his capacity as Member Representative in its sole discretion. In the event Christian Rivadalla in his capacity as Member Representative does not purchase such interest within thirty (30) days of receipt of notice of intent to sell from Pegasus, Pegasus shall have the right to freely transfer, assign, sell or otherwise convey such interest to any third party.

           (c) To the extent that the terms of this Section 7.4 contradict the terms of the GETS Operating Agreement then in place, then this Section shall control any transactions contemplated herein and no further action or approval will be required by the then-existing members of GETS.

      7.5 Consents. Pegasus shall receive duly executed copies in form and substance reasonably satisfactory to Pegasus of the consents in the form attached as Exhibit 7.5, including the consents to assign all necessary agreements from EHS to GETS and the consent necessary to approve the acquisition of GETS by Pegasus, if any, as specified in Schedule 2.11(d).

                                 ARTICLE 8

                              Indemnification

      8.1 Indemnification Provisions for Benefit of Pegasus. Subject to the terms of Section 8.3, in the event GETS, the Members or Rivadalla breaches any of its representations, warranties, and covenants contained in this Agreement, or if any claim is made by a third party, and, if there is an applicable survival period pursuant to Section 10.1, then GETS and the Members agree to indemnify Pegasus from and against the entirety of any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, Pegasus shall suffer through and after the date of the claim for indemnification caused by such claim.

      8.2 Indemnification Provisions for Benefit of GETS and the Members. Subject to the terms of Section 8.3, in the event Pegasus breaches any of its representations, warranties, and covenants contained in this Agreement, or if any claim is made by a third party (including without limitation a customer of Pegasus alleging damages arising after the Initial Closing Date or before the exercise or expiration of the Options), and, if there is an applicable survival period pursuant to Section 10.1, then Pegasus agrees to indemnify GETS and the Members from and against the entirety of any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, GETS and the Members shall suffer through and after the date of the claim for indemnification caused by such claim including reasonable attorneys' fees and out-of-pocket expenses.

   8.3  Procedure for Matters Involving Third Parties.

                (a) The party from whom indemnification is sought is referred to as the "Indemnifying Party", and the Party who is seeking indemnification under this Article is referred to as the "Indemnified Party". If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Indemnifying Party under this Article 8, then the Indemnified Party shall promptly issue a Claim Notice to the Indemnifying Party with respect thereto.

                (b) Any Indemnifying Party will have the right at any time to assume thereafter conduct the defense of the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party, and at the Indemnifying Party's sole cost and expense; provided, however, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8.3(b), the Indemnified Party may defend against the Third Party Claim in any manner the Indemnifying Party reasonably may deem appropriate.

                (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

      8.4 Notice of Claim. A Party suffering consequences that gives or could give rise to a claim for indemnification under this Article 8 shall promptly notify each other Party thereof in writing (a "Claim Notice") in accordance with Section 10.3. The Claim Notice shall contain a brief description of the nature of the claim and, if practicable, an aggregate dollar value estimate of the claim. No delay in the issuance of a Claim Notice shall relieve any Party from any obligation under this Article 8, unless and solely to the extent such Party is thereby prejudiced.

      8.5 Exclusive Remedy. Pegasus, GETS and the Members acknowledge and agree that the foregoing indemnification provisions in this Article 8 shall be the exclusive remedy of Pegasus, GETS and the Members with respect to the transactions contemplated hereby, but not with respect to any alleged violations of this Agreement as it relates to Section 5.9 [Confidential Information] and Section 7.3 [Covenant Not To Compete].

                                 ARTICLE 9

                               Termination

      9.1 Termination. The Parties may terminate this Agreement as provided below:

           (a) by mutual written consent at any time prior to the Initial Closing Date and/or prior to the exercise of all of the Options by Pegasus; or

           (b) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall (i) have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree or ruling is final and nonappealable, or (ii) seek to enjoin the transactions contemplated by this Agreement; or

           (c) by Pegasus, upon a breach of any representation, warranty, covenant or agreement on the part of GETS or the Members set forth in this Agreement, or if any representation or warranty of GETS or the Members shall have become untrue; in either case such that the conditions set forth in
 Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue provided that in any event GETS or the Members shall have 10 business days following notice to cure such breach or inaccuracy;

           (d) by GETS or the Members, upon a breach of any representation, warranty, covenant or agreement on the part of Pegasus set forth in this Agreement, or if any representation or warranty of Pegasus shall have become untrue; in either case such that the conditions set forth in Section 6.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue provided that in any event Pegasus shall have 3 business days following notice to cure such breach or inaccuracy; or

           (e)  Subject  to   Section  9.2   below,  this   Agreement   shall
 automatically terminate upon the failure of Pegasus to exercise any Option.

      9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2, Section 5.8,
 Section 9.3 and Article 10, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

      9.3 Fees and Expenses. In the event of the termination of this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transaction is consummated.

      9.4 Prompt Notice. In the event of termination of this Agreement by any party as provided in Article 9, prompt written notice shall be given to the other parties thereto.

                                 ARTICLE 10

                            General Provisions

      10.1 Survival of Representations, Warranties and Covenants. Unless otherwise provided herein, all representations and warranties of the Parties in this Agreement shall survive the Initial Closing and any Subsequent Closing and the consummation of the transactions contemplated hereby, and shall terminate upon the statute of limitations applicable to matters related to such representations and warranties and continue in full force and effect for the period of such statute of limitations. All covenants contained in this Agreement shall survive the Initial Closing and the exercise or expiration of all of the Options, except for the covenants contained in Section 5.9 [Confidential Information], Section 7.3 [Covenant Not to Compete], Section 9.3 [Fees and Expenses], and Article 10 (other than


 Section 10.2 [Press Releases and Announcements]), each of which shall survive the Initial Closing, any Subsequent Closing and the consummation of the transactions contemplated hereby.

      10.2 Press Releases and Announcements. Pegasus shall have the sole and exclusive right to make and distribute any press release or public announcement required to be made with respect to the transactions contemplated herein in its sole discretion. GETS shall not make any announcement or release regarding this transaction without the prior written consent of Pegasus.

      10.3 Notices. All notices, demands and other communications to be delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been delivered upon receipt when delivered personally or by overnight courier or three (3) business days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Parties hereto will, unless another address is specified in writing, be sent to the address indicated below:

             Notices to Pegasus:
             PEGASUS SOLUTIONS, INC.
             3811 Turtle Creek Drive, Suite 1100
             Dallas, Texas 75219
             Attention: Ric L. Floyd, Esq.
             Facsimile: (214) 528-5675

             Notices to GETS:
             GETS, LLC
             1380 West Auto Drive
             Tempe, Arizona 85284
             Attention: Christian Rivadalla
             Facsimile: (480) 831-1108

             Notices to EHS:
             ENTERPRISE HOSPITALITY SOLUTIONS, INC.
             1380 West Auto Drive
             Tempe, Arizona 85284
             Attention: Christian Rivadalla
             Facsimile: (480) 831-1108

             Notices to Christian Rivadalla:
             CHRISTIAN RIVADALLA
             13050 E. Turquoise Avenue
             Scottsdale, AZ 85259
             Facsimile: (480) 614-3881

             Notices to Rivadalla Family Trust:
             RIVADALLA FAMILY TRUST
             13050 E. Turquoise Avenue
             Scottsdale, AZ 85259
             Attention: Christian Rivadalla
             Facsimile: (480) 614-3881

      10.4 Arbitration. The parties agree that any controversy, claim or dispute arising under this Agreement shall, at the request of any of the Parties be resolved by a private arbitration proceeding conducted pursuant to the Rules of Commercial Arbitration of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Pegasus shall select one arbitrator and GETS and the Members shall select one arbitrator. The arbitrators selected by the Parties shall select a third neutral arbitrator. All reasonable and necessary costs and fees (including attorneys' fees) incurred in connection with the arbitration shall be borne by the losing party or assessed as an award as otherwise deemed appropriate by the arbitrators. The arbitrators shall set a hearing date for an arbitration proceeding (the "Hearing") in accordance with the Rules of Commercial Arbitration of the AAA, unless otherwise agreed by the parties, or unless otherwise ordered by the Arbitrator at the request of any party. The Hearing shall be conducted and completed on consecutive business days. The Hearing shall be held in Dallas, Texas.

      10.5 Waiver; Amendment. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature). No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

      10.6 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or conveyed by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto.

      10.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      10.8 Time of Essence. Time shall be of the essence of this Agreement in all respects.

      10.9 Entire Agreement. This Agreement, the schedules hereto, the Company Ancillary Agreements and the Pegasus Ancillary Agreements and the exhibits thereto and other documents referred to herein contain the complete agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

      10.10 Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles.

      10.11 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

      10.12 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ALL REMEDIES AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE SHALL BE CUMULATIVE AND MAY BE ENFORCED CONCURRENTLY OR FROM TIME TO TIME AND, SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT, THE ELECTION OF ANY REMEDY OR REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO PURSUE ANY OTHER AVAILABLE REMEDIES.

                           [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative as of the date first written above.


 PURCHASER:                         SELLER:

 Pegasus Solutions, Inc.            GETS, LLC


 By: /s/ JOHN F. DAVIS, III         By: /s/ C. RIVDALLA
     ------------------------------     ------------------------------
 Title: President and CEO           Title: Manager
     ------------------------------     ------------------------------


 MEMBERS:                               CHRISTIAN RIVADALLA, Individually

 Enterprise Hospitality Solutions, Inc. /s/ C. RIVADALLA
                                        ------------------------------
 /s/ C. RIVADALLA
 ----------------------
 Rivadalla Family Trust

 By: /s/ C. RIVADALLA
 -------------------------
 Name: Christian Rivadalla
 Title: Co-Trustee

                               SCHEDULE 2.1

 List of all names used by GETS or any Predecessor of GETS or GETS Affiliates during the past 5 years



 Christian Rivadalla, dba Enterprise Hospitality Solutions, an Arizona sole proprietorship

 Enterprise Hospitality Solutions, Inc., an Arizona S corporation

 Lodging Touch Systems International, Inc., a California C corporation

 Global Enterprise Solutions, LLC, an Arizona limited liability company



                             SCHEDULE 2.2

                    List of all GETS Affiliates

 Enterprise Hospitality Solutions, Inc., an Arizona S corporation





                             SCHEDULE 2.4

 Conflicts of GETS to the execution and delivery of the Agreement or GETS

                        Ancillary Agreements


 Enterprise Hospitality Solutions/Best Western International Property Management Services Outsourcing Agreement, October 12, 1999 - This agreement is not assignable by EHS to GETS without the written consent of Best Western

 Software License Agreement and Maintenance Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Enterprise Hospitality Solutions, Inc., April 2000 - This agreement is not assignable by EHS to GETS without written consent of Starwood



                                SCHEDULE 2.6

                               GETS Litigation


 Paul Weathers - GETS has entered into a settlement agreement with a former employee, Paul Weathers, concerning his claim of wrongful termination

 MAI Systems Corporation - EHS has entered into a settlement agreement with MAI concerning a claim by EHS for unpaid royalties and a cross-claim by MAI

                                 SCHEDULE 2.8

                        Tax Matter exceptions of GETS


 IRS notice to Lodging Touch Systems for the year 1994 asserting an unpaid balance in the amount of $12,862.70 - The IRS has confirmed to Skinner Tameron & Company LLP that the balance has been paid, and the company is seeking an abatement of penalties and interest

 Income Tax Returns for Enterprise Hospitality Solutions, Inc. for the years 1997, 1998 and 1999 prepared by Skinner Tameron & Company LLP were previously supplied to Pegasus

 Global Enterprise Technology Solutions, LLC has filed no tax returns to date



                               SCHEDULE 2.9(d)

 Tangible Assets of GETS and GETS Affiliates not in good condition and repair


 None.



                              SCHEDULE 2.10

                            Absence of Changes


 Paul Weathers - GETS has entered into a settlement agreement with a former employee, Paul Weathers, concerning his claim of wrongful termination

 MAI Systems Corporation - EHS has entered into a settlement agreement with MAI concerning a claim by EHS for unpaid royalties and a cross-claim by MAI

                              SCHEDULE 2.11(a)

        List of Contracts and Commitments of GETS and GETS Affiliates


   (i)  Employment Agreements
        Christian Rivadalla
        Elizabeth Rivadalla
        Mark Harris
        Michael DiModugno
        Ric Patrick
        Ken Taylor

   (ii) Confidentiality Agreements
        IBM
        Best Western International
        GEAC

 (iii)  None

 (iv) East Valley Community Bank Line of Credit

 (v)  East Valley Community Bank Line of Credit

 (vi) None

 (vii)  AVIR, LLC lease, Highline Capital Lease, Great America Leasing

 (viii) Best Western International Outsourcing Agreement

 (ix)   Best Western International 2 Way Connectivity Agreement

 (x)    Best Western International Outsourcing Agreement

 (xi)   MAI Systems Settlement Agreement

 (xii)  MAI Systems Settlement Agreement

 (xiii) Highline Capital Lease, Great America Leasing

 (xiv)  None

 (xv)   None

 (xvi)  None

 (xvii) Best Western International 2 Way Connectivity Agreement

 (xviii) RIVA, Inc., CASH, IIS, SDNS, Ideasolv

 (xix)   None

 (xx)  AVIR, LLC Lease

 (xxi) MAI Systems Settlement Agreement, Paul Weathers Settlement Agreement

 (xxii) Material  Agreements  -  Tradewinds  Agreement,  Genuity   Agreement,
      Journey's End Corporation Agreement, Loan Agreement between Christian Rivadalla and GETS, Starwood Hotels & Resorts Worldwide

                               SCHEDULE 2.11(b)

   Obligations in connection with contracts or commitments not performed by GETS, GETS Affiliates and their respective Predecessors


 None



                               SCHEDULE 2.11(c)

     Notices required to be delivered to any Person under any contract or commitment of GETS and GETS Affiliates


 Enterprise  Hospitality   Solutions/Best  Western   International   Property
 Management Services Outsourcing Agreement, October 12, 1999 - This agreement is not assignable by EHS to GETS without written consent of Best Western

 Software License and Maintenance Agreement between Starwood Hotels & Resorts Worldwide, Inc. and Enterprise Hospitality Solutions, Inc., April 2000 - This agreement is not assignable by EHS to GETS without the written consent of Starwood



                               SCHEDULE 2.11(d)

 Contracts or commitments containing provisions requiring termination in the event of a change of control or change in ownership of GETS or GETS
                                  Affiliates


 Enterprise Hospitality Solutions/Best Western International Property Management Services Outsourcing Agreement, October 12, 1999 - This agreement is not assignable by EHS to GETS without the written consent of Best Western. In the event that EHS is acquired by merger, consolidation or sale of assets, or any transaction or series of transactions resulting in the sale, transfer, or other disposition of more than fifty percent (50%) of any class or series of EHS voting securities, BWI must approve of such transaction or, in the event it fails to approve, then either party may terminate this agreement on 30 days notice. In the event that Christian Rivadalla does not hold a controlling vote or veto rights on all board of director decisions and/or fails to hold a senior position of CEO, President and/or Chairman of the Board of EHS during the first 5 years of this agreement, Best Western may terminate this agreement if good faith negotiations fail to resolve any differences in the leadership of EHS to Best Western's reasonable satisfaction.

 Software License and Maintenance Agreement between Starwood Hotel & Resorts Worldwide, Inc. and Enterprise Hospitality Solutions, Inc., April 2000 - This agreement is not assignable by EHS to GETS without the written consent of Starwood, provided however that EHS may assign its rights or delegate its obligations under the agreement to any Person who acquires all or substantially all of the assets of EHS. In the event, EHS shall remain secondarily liable for the assigned obligations.

                               SCHEDULE 2.11(e)

          Oral contracts or commitments of GETS and GETS Affiliates


   None

                               SCHEDULE 2.11(f)

   Business contracts with any Governmental Entity of GETS and GETS Affiliates


   None



                               SCHEDULE 2.12

             Laws not complied with by GETS or GETS Affiliates


   None



                               SCHEDULE 2.13

               List of Receivables  of GETS and GETS Affiliates


 Accounts Receivable List

 MAI Settlement Agreement - this agreement represents a partial comprise of certain accounts receivable of EHS



                               SCHEDULE 2.14

                   List of Member Affiliate Transactions


   AVIR, LLC, an Arizona limited liability company

   RIVA, Inc., an Arizona C corporation

   Ideasolv, LLC, an Arizona limited liability company

   Employment Agreements of Christian Rivadalla and Elizabeth Rivadalla



                                 SCHEDULE 2.15

                               Employee Listing

                                SCHEDULE 2.15(a)

                Complete list of Plans of GETS and GETS Affiliates


   GETS Employment Contract List

   Jan Angermair
   Matt Bitter
   Susan Burhans
   Joel Campbell
   Craig Cappel
   Michael DiModugno
   Mark Harris
   Paolo Hutchison
   Ramon Leon
   Craig Little
   Ric Patrick
   Brian Pavlich
   Terri Pintus
   George Richardson
   Christian Rivadalla
   Elizabeth Rivadalla
   David Schwarz
   Ken Taylor
   Jason Tilley

   Eye Care Plan of America
   Great West Medical
   United Concordia (Dental)*
   Guarantee Life (Disability)*
   Guarantee Life (Group Long Term)*
   ADP 401k Plan*

   Incentive Bonus Plan

   *Changing Plans as of 11/01/00

                                 SCHEDULE 2.15(c)

                                  Labor Matters


 Paul Weathers - GETS has entered into a settlement agreement with a former employee, Paul Weathers, concerning his claim of wrongful termination



                                SCHEDULE 2.16

                Insurance policies of GETS and GETS Affiliates


 ITT Hartford (Business Liability)* (expires 8.20.01)
 ITT Hartford (Workers Compensation)** (expires 10.01.01)
 ITT Hartford (Acura Insurance) (expires 8.20.01)

 *   Changing Plans as of 11/01/00
 **  Changing carriers as of 11/01/00

                                 SCHEDULE 2.17

   Twenty largest customers and twenty largest suppliers of GETS and GETS
                                  Affiliates


   Largest Suppliers (there are only 16)
   AT&T
   Avis Rental Car
   Boise Cascade
   Dell Computers
   Federal Express
   Genuity
   Gateway Computers
   Great American Leasing Corp.
   Highline Capital Leasing
   Insight Direct
   Office Max
   Sprint PCS
   Teligent
   US West
   Verizon Wireless
   Write Solutions

   Largest Customers
   Rezmark
   InnSuites
   Westmont
   MAI Systems
   BW JFK Airport
   BW Stovall's Inn
   BW Landmark Hotel
   BW Hotel Acadiana
   BW Springdale Conf Center
   BW International Inn
   La Cava Companies
   BW Timber Cove Lodge
   BW Stevens Inn
   BW Inn On the Park
   BW Blue Ash
   BW Heritage Inn
   Reneson Hotel Group
   Sol Melia
   La Quinta
   Starwood Hotels

                                SCHEDULE 2.18

 List of banks, savings institutions and other financial institutions of GETS and GETS Affiliates and each Person holding power of attorney on behalf of each account


   East Valley Community Bank
   General Bank Account
        Christian Rivadalla
        Elizabeth Rivadalla
        Michael DiModugno
        ADP

   Employee Benefits Account
        Christian Rivadalla
        Elizabeth Rivadalla
        Michael DiModugno
        Great West Insurance

   Benefits 125 Account
        Christian Rivadalla
        Elizabeth Rivadalla
        Michael DiModugno
        Great West Insurance

   Bank of Montreal
        Christian Rivadalla
        Elizabeth Rivadalla
        Michael DiModugno
        Michael Smith
        Krista Merserau
        ADP Canada



                               SCHEDULE 2.20(a)

     List of Software and Proprietary Assets of GETS and GETS Affiliates


   Software License Agreement
   Patent Assignments
   Copyright Registration Numbers
   Trademark Registration Numbers



                               SCHEDULE 2.20(e)

   Transactions contemplated by this Agreement that have a material adverse effect on GETS's right, title and interest in and to the Proprietary Assets


 None

                                SCHEDULE 4.1(e)

  List of key management and personnel of GETS to be considered for employee incentive plans


 Jan Angermair                           Mitch McCrossen
 Jim Ascenzo                             Sylvia Meraz
 Bernard Berman                          Krista Mersereau
 Ben Bernard                             Valantina Musa
 Matt Bitter                             Luis Novelo
 Steve Boehm                             Ric Patrick
 David Bridge                            Mark Peterson
 Debra Brown                             Scott Phillips
 James Burnett                           Rita Pi
 Joel Campbell                           Tricia Pickering
 Craig Cappel                            Vin Pinneo
 Robert Classen                          Terri Pintus
 Bryan Cowell                            Stuart Porter
 Michael Crain                           George Richardson
 Michael DiModugno                       David Schwarz
 Jeffrey Donaldson                       Kimberly Scrivens
 Clint Craney                            Don Seaton
 Christopher Fadley                      Kelly Selvig
 Sidney Farrar                           Charles Sherbow
 Chris Gatlin                            Michael Smith
 Vito Giove                              Leah Sonderberg
 Jeremy Graham                           Kevin Sundberg
 Mark Harris                             Ken Taylor
 Chantal Herbert                         Richard The
 Jennifer Hill                           Jason Tilley
 Jonathan Hoekstra                       Susan Valdiveso
 Kathryn Hoffman-Paul                    Ryan Van Cleave
 Paolo Hutchison                         Bil Waggoner
 Joseph Kamran                           Francis Wendowski
 Arun Kumar                              Genevieve Wiitanen
 Jeremy Lander                           Adam Williams
 Katherine LaRochelle                    Noah Williams
 Ramon Leon                              Stacy Williams
 Craig Little                            Thomas Wilson
 Jorge Lopez                             Tara Woodard
 Stephen Lopez                           Cortney Zane
 Tam Ly                                  Feng Zhou (Frank)
 Nancy MacDonell                         Wayne Zimpleman
 Pamela Marks
 Eric Marshall

                               SCHEDULE 6.2(j)

                        GETS Employment Contract List

 Jan Angermair
 Matt Bitter
 Susan Burhans
 Joel Campbell
 Craig Cappel
 Michael DiModugno
 Mark Harris
 Paolo Hutchison
 Ramon Leon
 Craig Little
 Ric Patrick
 Brian Pavlich
 Terri Pintus
 George Richardson
 Christian Rivadalla
 Elizabeth Rivadalla
 David SchwarzKen Taylor
 Jason Tilley

                                 EXHIBIT 1.4.1

    Certificate of Ownership Representing the Initial Membership Interest
                             purchased by Pegasus



                                EXHIBIT 1.4.2

                  Software Development and License Agreement

                                EXHIBIT 1.4.3

                 GLOBAL ENTERPRISE TECHNOLOGY SOLUTIONS, LLC

                                   --o0o--

                   UNANIMOUS WRITTEN CONSENT OF THE MEMBERS
                          IN LIEU OF SPECIAL MEETING

                               October 27, 2000

                                   --o0o--

      Pursuant to the Operating Agreement of Global Enterprise Technology Solutions, LLC, an Arizona limited liability company (the "Company") and the undersigned, being all of the members of the Company (the "Members"), hereby waive notice of meeting and consent to the taking of each action set forth below as if an actual meeting of Members had been held. The following actions shall constitute the valid action of the Members and shall have the safe force and effect as if such actions had been authorized and taken at a formal special meeting of the Members duly convened and held on the above date.

      WHEREAS, the Company wishes to approve a Purchase Agreement among the Company, Pegasus Solutions, Inc., Enterprise Hospitality Solutions, Inc. ("Pegasus"), the Rivadalla Family Trust and Christian Rivadalla (the "Purchase Agreement") whereby Pegasus shall purchase part or all of the ownership interest in the Company.

      NOW THEREFORE BE IT RESOLVED, that the Members do hereby adopt the Purchase Agreement and consent to and approve the consummation of the Purchase Agreement pursuant to and in accordance with its terms.

      FURTHER RESOLVED, that the Members do hereby expressly consent to the transfers to Pegasus of membership interests in the Company pursuant to the Purchase Agreement and waive their right of first refusal related to such transfers of interests to Pegasus.

      FURTHER RESOLVED, that the Manager, or any other Members of the Company designated by the foregoing Manager, are hereby authorized and directed to take all such actions and prepare, execute and file any and all such documents and instruments as may be necessary or appropriate in their discretion to secure any required approval of the Purchase Agreement or the transactions contemplated therein by the State of Arizona and/or any federal regulatory authority.

      FURTHER RESOLVED, that the aforesaid Manager or Members are authorized and directed to execute and deliver all such other documents and such other acts as may be necessary to desirable to carry into effect the intentions of the foregoing resolutions.

      FURTHER RESOLVED, that any and all actions heretofore taken by any of the aforesaid officers in furtherance of the foregoing resolutions are hereby in all respects ratified, confirmed and approved.

                                    Enterprise Hospitality Solutions, Inc.

                                    By: /s/ C. RIVADALLA
                                    Member: Christian Rivadalla, President
                                    Date: 10/27/00


                                    The Rivadalla Family Trust
                                    Dated May 1, 1997

                                    By: /s/ C. RIVADALLA
                                    Member: Christian Rivadalla, Co-Trustee
                                    Date: 10/27/00

                                    By: /s/ ELIZABETH RIVADALLA
                                    Member: Elizabeth Rivadalla, Co-Trustee
                                    Date: 10/27/00

                                    /s/ C. RIVADALLA
                                    Christian Rivadalla, Manager

                                EXHIBIT 1.4.4

  Investment Representation Letter of Enterprise Hospitality Solutions, Inc.

      In connection with the Purchase Agreement among Pegasus Solutions, Inc. (the "Company"), Enterprise Hospitality Solutions, Inc. ("Purchaser"), Global Enterprise Technology Solutions, LLC, the Rivadalla Family Trust and Christian Rivadalla and the receipt by Purchaser and Rivadalla Family Trust of securities of the Company (the "Securities") by Purchaser described therein, Purchaser represents to the Company the following:

           (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

           (b) Purchaser acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registra-tion is not required in the opinion of counsel satisfactory to the Company and any other legend required under then applicable state or federal securities laws.

           (c) Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Securities to the Purchaser, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

      In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

           (d) Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

                          ENTERPRISE HOSPITALITY SOLUTIONS, INC.


                          By:  /s/ C. RIVADALLA

                          Print:    Christian Rivadalla

                          Title:    CEO and President

                          Date:     10/31/00

          Investment Representation Letter of Rivadalla Family Trust

      In connection with the Purchase Agreement among Pegasus Solutions, Inc. (the "Company"), the Rivadalla Family Trust ("Purchaser"), Enterprise Hospitality Solutions, Inc., Global Enterprise Technology Solutions, LLC, and Christian Rivadalla and the receipt by Purchaser and Enterprise Hospitality Solutions, Inc. of securities of the Company (the "Securities") by Purchaser described therein, Purchaser represents to the Company the following:

           (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

           (b) Purchaser acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registra-tion is not required in the opinion of counsel satisfactory to the Company and any other legend required under then applicable state or federal securities laws.

           (c) Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the issuance of the Securities to the Purchaser, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

      In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

           (d) Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

                          RIVADALLA FAMILY TRUST


                          By:  /s/ C. RIVADALLA

                          Print:    Christian Rivadalla

                          Title:    Co-Trustee

                          Date:     10/31/00

                                 EXHIBIT 1.5

                             Members' Certificate

      The undersigned, being all of the Members of Global Enterprise Technology Solutions, LLC, an Arizona limited liability company (the "Company"), pursuant to Section 1.5 of the Purchase Agreement dated October 31, 2000 by and among the Company, Pegasus Solutions, Inc., a Delaware corporation, Enterprise Hospitality Solutions, Inc., an Arizona Corporation, the Rivadalla Family Trust and Christian Rivadalla, individually, (the "Agreement") do hereby certify on behalf of the Company as follows:

 1. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects, except that any such representation and warranty that is qualified by the terms material, materially or like terms shall be true and correct in all respects, on and as of the date hereof.

 2. The Company has performed in all material respects, the obligations and covenants required to be performed by the Company under the Agreement on or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the _________ day of ______________, 2000.

                               Member: Enterprise Hospitality Solutions, Inc.


                               By:  __________________________________

                               Print:    __________________________________

                               Member: Rivadalla Family Trust


                               By:  __________________________________

                               Print:    __________________________________

                            Officer's Certificate
                                      Of
                    Enterprise Hospitality Solutions, Inc.

      The undersigned, being the Chief Executive Officer of Enterprise Hospitality Solutions, Inc., an Arizona Corporation (the "Company"), pursuant to Section 1.5 of the Purchase Agreement dated October 31, 2000 by and among the Company, Pegasus Solutions, Inc., a Delaware corporation, Global Enterprise Technology Solutions, LLC, an Arizona limited liability company, the Rivadalla Family Trust and Christian Rivadalla, individually, (the "Agreement") do hereby certify on behalf of the Company as follows:

 1. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects, except that any such representation and warranty that is qualified by the terms material, materially or like terms shall be true and correct in all respects, on and as of the date hereof.

 2. The Company has performed in all material respects, the obligations and covenants required to be performed by the Company under the Agreement on or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the _________ day of ______________, 2000.

                               Enterprise Hospitality Solutions, Inc.


                               By:  __________________________________

                               Print:    __________________________________

                                 Certificate
                                      Of
                            Rivadalla Family Trust

      The undersigned, being  the Co-Trustee  of the  Rivadalla Family  Trust
 (the "Trust"), pursuant to Section 1.5 of the Purchase Agreement dated October 31, 2000 by and among the Company, Pegasus Solutions, Inc., a Delaware corporation, Global Enterprise Technology Solutions, LLC, an Arizona limited liability company, Enterprise Hospitality Solutions, Inc., an Arizona Corporation and Christian Rivadalla, individually, (the "Agreement") do hereby certify on behalf of the Company as follows:

 1. The representations and warranties of the Trust set forth in the Agreement are true and correct in all material respects, except that any such representation and warranty that is qualified by the terms material, materially or like terms shall be true and correct in all respects, on and as of the date hereof.

 2. The Trust has performed in all material respects, the obligations and covenants required to be performed by the Trust under the Agreement on or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the _________ day of ______________, 2000.




                               Co-Trustee:    ______________________________

                               Print:    ____________________________________


                               Co-Trustee:    ______________________________

                               Print:    ____________________________________

                                 Certificate
                                      Of
                             Christian Rivadalla

      The undersigned, Christian Rivadalla, individually ("Rivadalla"), pursuant to Section 1.5 of the Purchase Agreement dated October 31, 2000 by and among the Company, Pegasus Solutions, Inc., a Delaware corporation, Global Enterprise Technology Solutions, LLC, an Arizona limited liability company, Enterprise Hospitality Solutions, Inc., an Arizona Corporation and the Rivadalla Family Trust (the "Agreement") do hereby certify on behalf of the Company as follows:

 1. The representations and warranties of Rivadalla set forth in the Agreement are true and correct in all material respects, except that any such representation and warranty that is qualified by the terms material, materially or like terms shall be true and correct in all respects, on and as of the date hereof.

 2. Rivadalla has performed in all material respects, the obligations and covenants required to be performed by Rivadalla under the Agreement on or prior to the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the _________ day of ______________, 2000.




                               __________________________________________
                               Christian Rivadalla

                                 EXHIBIT 2.7

 Financial Statements of Enterprise Hospitality Solutions, Inc. for the years ended December 31, 1999 and December 31, 1998, along with Independent Auditors' Report submitted by Skinner & Tameron Company, LLP dated March 27, 2000

 Unaudited Balance Sheet of Global Enterprise Hospitality Solutions, LLC for the period ending September 30, 2000



                                EXHIBIT 2.9(a)

                                 Office Lease



                                EXHIBIT 2.9(b)

   Exceptions to good and valuable title of tangible properties and assets of GETS and GETS Affiliates



                                 EXHIBIT 2.19

              Invention Assignment and Confidentiality Agreement



                                 EXHIBIT 5.4

 Assignment of GETS Affiliates, the Members and Rivadalla of all intellectual property rights in the Software or Proprietary Assets of GETS to GETS

                                EXHIBIT 6.2(d)

                  First Amendment to Operating Agreement of
                 Global Enterprise Technology Solutions, LLC

      This First Amendment to the Operating Agreement of Global Enterprise Technology Solutions, LLC (the "First Amendment") is entered into by and between Enterprise Hospitality Solutions, Inc. and The Rivadalla Family Trust (collectively, "Members") effective as of October 31, 2000 (the "Effective Date").

                                   RECITALS

      WHEREAS, the Members have heretofore executed an Operating Agreement with an effective date of September 1, 1999 (the "Agreement").

      WHEREAS, the Members unanimously consent and agree to amending the Agreement as set forth herein.

      WHEREAS, the Members intend for this First Amendment to set forth in its entirety their agreement to amend the Agreement as set forth herein.

 Agreement

      In consideration of the above recitals, it is hereby agreed as follows:

      1. Section 5 of the caption page of the Agreement is hereby deleted in its entirety and replaced with the following:

           Managers:

           The names and addresses of the Managers of the Company are:

           Christian Rivadalla (Designated Manager)
           1380 Auto Drive
           Tempe, Arizona 85284

           Ken Taylor
           1380 West Auto Drive
           Tempe, Arizona 85284

           Christian Rivadalla[Rivadalla Family Trust Representative] 13050 E. Turquoise Avenue
           Scottsdale, AZ 85259

           Jerome L. Galant
           Pegasus Solutions, Inc.
           3811 Turtle Creek Boulevard
           Suite 1100
           Dallas, Texas 75219

           Robert Bennett
           Pegasus Solutions, Inc.
           3811 Turtle Creek Boulevard
           Suite 1100
           Dallas, Texas 75219

      2. Section 1.9.l of the Agreement is hereby deleted in its entirety and is replaced with the following:


           1.9.l "Manager" shall mean the persons or other entities as set forth on the caption page as Managers, or any other persons or entities that become Managers pursuant to this Agreement.

      3. Section 3.1 of the Agreement is hereby deleted in its entirety and is replaced with the following:

           3.1 Management. The business and affairs of the Company shall be managed exclusively by its designated Manager. The Manager shall direct, manage and control the business of the Company to the best of the Manager's ability and shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company; provided, however, that no act shall be taken or sum expended or obligation incurred by the Company or Manager with respect to a matter within the scope with any of the Major Decisions ("Major Decisions") affecting the Company, as defined below, unless such Major Decisions have been approved by a Majority-In-Interest or all of the Members, whichever is applicable. No Member other than a Manager shall have the authority to act for or bind the Company.

      4. Section 3.2.b of the Agreement is hereby deleted in its entirety and is replaced with the following:

           3.2.b   All  Major Decisions  set  forth in  Section  3.2.a  shall require the approval of those Members constituting a Majority-In-Interest; provided, however, such approval shall not be unreasonably withheld.



      5.  A new Section 3.2.c is hereby added to the Agreement as follows:

           3.2.c The following Major Decisions shall require the approval of all Members of the Company:

           (1)  To issue,  convey,  sell,  pledge, transfer,  dispose  of  or encumber any ownership or other interest in the Company;
           (2)  To convey, sell, pledge,  dispose of or  encumber any of  the
                Company's assets;
           (3) To enter into or propose to enter into any agreement for the Company to be acquired by merger, exchange, consolidation, acquisition of stock or assets or otherwise; and
           (4) To incur any liability on behalf of the Company in excess of $50,000.

      6.  A new Section 3.3.b is hereby added to the Agreement as follows:

           3.3.b All duties of the Manager provided for in this Agreement may be performed with the approval of a simple majority of the Managers; provided that no action may be taken without providing at least ten days prior written notice to all Managers.

      7. Section 3.4 of the Agreement is hereby deleted in its entirety and is replaced with the following:

           3.4 Number, Tenure and Qualifications. The number of Managers of the Company shall be five. Each Manager shall hold office until the next annual meeting of Members or until its successor shall be elected and qualified. The Manager needs not be a resident of the State of Arizona or a Member of the Company.

      8. Section 9.1.a (4) of the Agreement is hereby deleted in its entirety.

      9. This First Amendment shall be and hereby is incorporated into the Agreement for all intent and purposes and all terms, provisions and definitions in the Agreement and all shall apply.

      10. Except where inconsistent with the terms of this Amendment, the Agreement is hereby ratified and confirmed in all respects.

      11. This First Amendment, upon being executed by all Members, shall be effective as of the Effective Date.

 ENTERPRISE HOSPITALITY SOLUTIONS, INC.,
 an Arizona corporation


 By:  ________________________________
      Christian Rivadalla
      President & Member


 THE RIVADALLA FAMILY TRUST


 By:  ________________________________
      Christian Rivadalla
      Co-Trustee & Member


 By:  _______________________________
      Elizabeth Rivadalla
      Co-Trustee & Member

                                EXHIBIT 6.2(f)

                Legal Opinion of Watland, Allen & Lasee, PLLC

                                EXHIBIT 6.2(h)

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of October 31, 2000 by and between Enterprise Hospitality Solutions, Inc., an Arizona corporation and Christian Rivadalla ("Rivadalla") (collectively referred to as "Assignors"), and GETS, LLC, an Arizona limited liability company ("Assignee" and together with Assignors, the "Parties").

                                   RECITALS

      WHEREAS, Assignee has agreed to accept only those liabilities and obligations of Assignors contained in the Agreements identified on Exhibit A attached hereto ("Assigned Agreements") and Assignors have agreed to assign and transfer such liabilities and obligations related only to the Assigned Agreements identified on Exhibit A; and

      WHEREAS, as a condition to such assignment, Assignee agreed to assume all of the obligations of Assignors related to the Assigned Agreements.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    TERMS

      1. Assignment of Rights. Effective as of the Effective Date, Assignors hereby assign to Assignee all of the Assigned Agreements. Assignors hereby covenant with Assignee, its successor and assigns, that it has good right and authority to transfer the Assigned Agreements as aforesaid; and it will warrant and defend the transfer of the Assigned Agreements unto Assignee, its successors and assigns, against the lawful claims and demands of all persons. All of such Assigned Agreements represent valid, binding and assignable contracts, enforceable in accordance with their terms, and no default has occurred in any of such contracts.

      2. Further Assurances. Assignors hereby covenant and agree with Assignee, its successors and assigns, to execute and deliver to Assignee such other and further instruments of transfer, assignment and conveyance and all such notices, releases and other documents and to use its best efforts to secure all such consents and waivers as may be necessary more fully to transfer, assign and convey to and vest in Assignee all and singular the Assigned Agreements hereby transferred, assigned and conveyed or intended so to be.

      3. Assumption; No Change in Terms. Effective as of the Effective Date, Assignee hereby accepts the Assigned Agreements and from and after the Effective Date assumes and agrees to be bound by and perform all of the terms, conditions, covenants, duties and obligations to be performed by Assignors under the Assigned Agreements from and after the Effective Date to the same extent as if Assignee had originally been named a party thereunder. The terms of the Assigned Agreements shall remain unchanged and Assignee shall adhere to all the terms of the Assigned Agreements fully as though it were an original party thereunder.

      4. Consent. It is agreed and acknowledged by the Parties that if the contemplated assignment of any of the Assigned Agreements requires the consent of any other party or parties, then this Assignment is contingent upon Assignors obtaining all such consents and that this Assignment will not take effect until such time as such consents have been obtained in writing.

      5. Counterparts. This Assignment may be executed in counterparts, each of which shall be considered an original, but all of which shall constitute on and the same document.

      6. Governing Law. This Assignment shall be governed by the laws of the State of Arizona.

      7. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignors, Assignee, and their respective successors and assigns.

      IN WITNESS WHEREOF, each party has executed and delivered this Assignment on the date first written above.

                               ENTERPRISE HOSPITALITY
                               SOLUTIONS, INC.


                               By:  ______________________________

                               Name: ______________________________

                               Title:    ______________________________


                               CHRISTIAN RIVADALLA,
                                INDIVIDUALLY

                               ___________________________________
                               Christian Rivadalla

                               GLOBAL ENTERPRISE TECHNOLOGY
                               SOLUTIONS, LLC

                               By:  ______________________________

                               Name: ______________________________

                               Title:    ______________________________

                                  EXHIBIT A

                             Assigned Agreements



 1. Software License and Maintenance Agreement between Starwood Hotels and Resorts Worldwide, Inc. and Enterprise Hospitality Solutions, Inc., dated April 2000.

 2. PMS Bulk License Purchase Agreement between Best Western International and Enterprise Hospitality Solutions, Inc., dated June 26, 1997 and all addendums thereto.

 3. PMS   Outsourcing  Agreement  between   Best  Western  International  and
   Enterprise Hospitality Solutions, Inc., dated October 12, 1999.

 4. Any and all contracts related to the provision of products or services to any third party in whole or in part by GETS.

                                EXHIBIT 6.2(j)

                            Employment Agreements